EXHIBIT 4(a)
STATE AUTO INSURANCE COMPANIES
RETIREMENT SAVINGS PLAN
Amended and Restated Effective as of January 1, 2014
(December 29, 2014)

i

v

STATE AUTO INSURANCE COMPANIES
RETIREMENT SAVINGS PLAN
State Auto Property and Casualty Insurance Company, an Iowa corporation, hereby amends and restates in its entirety the State Auto Insurance Companies Retirement Savings Plan, generally effective as of January 1, 2014, unless otherwise stated herein.
BACKGROUND INFORMATION
State Auto Property and Casualty Insurance Company continues, within this amended agreement and document, this defined contribution retirement plan for the purpose of providing retirement benefits for eligible Employees and encouraging Employees to accumulate savings for retirement and to further their financial independence. This Plan is an amended plan, in restated form, the original plan being established effective as of June 1, 1982, as amended from time to time thereafter.
The Plan has been routinely amended on a timely basis to comply with all applicable laws and required statutory changes. Special effective dates may be included with respect to identified provisions as necessary to conform to amendments to the Internal Revenue Code of 1986, as amended, and regulations thereunder enacted by the Pension Protection Act of 2006, as subsequently amended by the Worker, Retiree, and Employer Recovery Act of 2008 as well as the Heroes Earnings Assistance and Relief Tax Act of 2008 (by the incorporation of previously adopted “good faith” amendments herein) and subsequent legislative and regulatory changes in the tax qualification requirements identified in the 2013 Cumulative List of changes in Plan Qualification Requirements provided in Internal Revenue Service Notice 2013-84. By amending and restating the Plan, the Employer intends to implement various design changes and update the Plan in accordance with the legislative and regulatory changes referenced above.
The Plan, together with the Trust Agreement, is intended to satisfy the requirements described in Code Section 401(a), with a cash or deferred arrangement qualified under Code Section 401(k) and a trust exempt from taxation under Code Section 501(a). Pursuant to the requirements of Code Section 401(a)(27), the Employer intends that the Plan be a profit sharing plan. In addition, pursuant to Code Sections 401(k)(12) and 401(m)(11), the Employer intends that the Plan be a safe harbor 401(k) plan. All provisions herein shall be interpreted and administered in compliance with the applicable Code Sections.
In general, the provisions of this Plan, as amended and restated, apply solely to an Employee whose employment with the Employer terminates on or after the restated Effective Date of the Plan. Unless indicated otherwise, an Employee whose employment with the Employer terminates prior to the Effective Date shall be entitled to a benefit, if any, as determined under the provisions of the Plan or the appropriate Merging Plan in effect on the date his employment terminated. Certain administrative provisions of the restated Plan may apply to an Employee who terminated employment with the Employer prior to the Effective Date of this restated document.

ARTICLE I
DEFINITIONS
Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.
Section 1.01 ACCOUNT(S). The separate bookkeeping account(s) maintained for a Participant pursuant to Section 9.13 of the Plan.
Section 1.02 APPROVED LEAVE OF ABSENCE. Any absence from work which shall have been granted by the Employer and recognized by the Committee under uniform rules, including a maternity or paternity leave of absence. A “maternity or paternity leave of absence” shall mean an absence from work by reason of the Participant’s pregnancy, birth of the Participant’s child, placement of a child with the Participant in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.
Section 1.03 BENEFICIARY. A person, whether an individual, legal representative, estate or other entity, designated by a Participant pursuant to Section 5.08 of the Plan who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary’s right to (and the Employer’s, Committee’s or Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.
Section 1.04 BOARD OF DIRECTORS. The Board of Directors of State Auto Property and Casualty Insurance Company as constituted from time to time.
Section 1.05 CATCH-UP CONTRIBUTION. The contributions made by an eligible Participant that are attributable to the reduction in Compensation a Participant agrees to accept from the Employer each Plan Year as provided in Section 3.02B. of the Plan.
Section 1.06 CATCH-UP CONTRIBUTION ACCOUNT. That portion of a Participant’s Account credited with Catch-Up Contributions under Section 3.02B. of the Plan and adjustments relating thereto.
Section 1.07 CODE. The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.
Section 1.08 COMMITTEE. The person or persons appointed pursuant to Article IX of the Plan by the Chairman of the Board of Directors or the Chief Executive Officer of the Employer, as the Benefit Committee, as from time to time constituted, to assist the Employer in the administration of the Plan in accordance with said Article.
Section 1.09 COMPANY. State Auto Financial Corporation, a corporation organized and existing under the laws of the State of Ohio, and the parent company of the Employer.

Section 1.10 COMPENSATION.

A.
Compensation. A Participant’s basic earnings for services rendered in the course of employment with the Employer. Such amount shall exclude all commissions, overtime pay, bonuses and extra direct or indirect remuneration. Compensation shall include Elective Contributions made by the Employer on the Employee’s behalf. “Elective Contributions” are amounts excludible from the Employee’s gross income under Code Section 402(e)(3) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan), Code Section 132(f)(4) (relating to a qualified transportation fringe benefit plan), Code Section 403(b) (relating to a tax-sheltered annuity) or Code Section 457 (relating to government and tax-exempt organizations). Compensation shall also include any differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer, as required by Code Section 414(u)(12), as amended by the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”) as well as “deemed compensation” under Code Section 125 pursuant to Revenue Ruling 2002-27.

B.
Any reference in this Plan to Compensation is a reference to the definition in this Section 1.10, unless the Plan reference specifies a modification to this definition. The Committee will take into account only Compensation actually paid for the relevant period.

C.
Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the “Compensation Limitation” under Code Section 401(a)(17) in effect for the applicable determination period as defined herein. Effective January 1, 2014, the Compensation Limitation is $260,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the Compensation Limitation set forth in this provision.

D.
Compensation - Special Rules. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, the Employer may elect to use an alternate nondiscriminatory definition of Compensation, in accordance with the requirements of Code Section 414(s) and the Treasury Regulations promulgated thereunder. In determining Compensation (for purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees), the Employer may elect to include as Compensation all Elective Contributions made by the Employer on behalf of Employees. The Employer’s election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, irrespective of whether Elective Contributions are included in the general definition of Compensation applicable to the Plan.

Section 1.11 EFFECTIVE DATE. January 1, 2014, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein or as required by applicable legislation. The original Effective Date of the Plan was June 1, 1982.
Section 1.12 EMPLOYEE. Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer or any Related Employer as a common law employee (or who would be receiving such remuneration except for an Approved Leave of Absence).
If the Employer does not characterize a person as an Employee and the Employer is later required to recharacterize such person’s status with the Employer as an Employee, the person will be treated as an Employee under the Plan as of the date of the recharacterization, unless an earlier date is necessary to preserve the tax-qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an “eligible Employee” for purposes of Plan participation, except and to the extent necessary to preserve the tax-qualified status of the Plan.
An Employee also includes any individual in Qualified Military Service (as defined in Code Section 414(u)) who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer solely for the purposes of providing contributions, benefits and Service credit with respect to Qualified Military Service, as applicable.
Section 1.13 EMPLOYER. State Auto Property and Casualty Insurance Company, a corporation organized and existing under the laws of the State of Iowa, or its successors and assigns, and any Related Employers to the Employer or the Company, which adopt the Plan with the consent of the Employer, hereinafter collectively referred to as the “Employer”. Notwithstanding the foregoing, effective January 1, 2009, the Rockhill entities shall not be a participating or adopting Related Employer with respect to the Plan.
Section 1.14 EMPLOYER NONELECTIVE RETIREMENT CONTRIBUTION. The contributions made to the Employer Nonelective Retirement Contribution Account of an eligible Participant by the Employer as provided in Section 3.04C. of the Plan.
Section 1.15 EMPLOYER NONELECTIVE RETIREMENT CONTRIBUTION ACCOUN. The separate Account maintained for each eligible Participant to reflect Employer Nonelective Retirement Contributions and any earnings thereon.
Section 1.16 EMPLOYMENT COMMENCEMENT DATE. The date on which an Employee completes his first hour of Service for the Employer or a Related Employer.
Section 1.17 ERISA. The Employee Retirement Income Security Act of 1974, as amended or as it may be amended from time to time.
Section 1.18 FORFEITURE. The portion of a Participant’s or former Participant’s Regular Matching Contribution, Safe Harbor Matching Contribution and/or Employer Nonelective Retirement Contribution Account(s) to which he is not entitled at the termination of his employment as determined in Section 4.01 of the Plan.

Section 1.19 HIGHLY COMPENSATED EMPLOYEE. Any Employee who:

A.	at any time during the current Plan Year or the preceding Plan Year was a five percent owner of the Employer as defined in Code Section 416(i); or

B.	for the preceding Plan Year -

(i)	received more than $115,000 in Test Compensation from the Employer (or such higher amount as adjusted pursuant to Code Section 414(q)(1)); and

(ii)	was in the top 20% of Employees when ranked on the basis of Test Compensation for such Plan Year (excluding Employees described in Code Section 414(q)(5) and applicable regulations).
Highly Compensated Employees include highly compensated former employees. A highly compensated former employee includes any Employee who has had a Severance from Employment (or was deemed to have a Severance from Employment) prior to the current or preceding Plan Year, performs no Service for the Employer during such Plan Year, and was a highly compensated active Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday, in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and IRS Notice 97-45.
For purposes of this Section, “Compensation” means Test Compensation as defined in Section 1.49 of the Plan, and Related Employers to the Employer shall be treated as a single employer with the Employer. The determination of who is Highly Compensated shall be made in accordance with Code Section 414(q) and the Treasury Regulations promulgated thereunder.
Section 1.20 HOUR OF SERVICE. Hour of Service means:

A.
each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

B.
each hour for which an Employee is paid, or entitled to payment, by the Employer or a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

C.
each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or Related Employer. The same Hours of Service shall not be credited both under subsections A. or B. above, as the case may be, and under this subsection C. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made;

D.
except as provided in subsection E. below, hours under the foregoing subsections shall be calculated and credited pursuant to the minimum requirements prescribed under Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

E.
notwithstanding the foregoing, in the case of any Employee for whom the Employer’s records do not accurately reflect the actual number of Hours of Service as determined above, such Employee shall be credited with 45 Hours of Service for each week in which he is credited with at least one Hour of Service.

Section 1.21 INVESTMENT FUND(S). An investment fund offered by the Committee under the Plan to Participants for the purpose of enabling them to direct investment of their Accounts under the procedures described in Article VII. The Committee and the Employer reserve the right, in their discretion, to offer additional Investment Funds or cease to offer any Investment Fund(s) at such time as they may deem appropriate.
Section 1.22 LEASED EMPLOYEE. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“Leasing Organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Company shall be treated as provided by the Employer. If applicable, Compensation under Section 1.10 of the Plan includes compensation from the Leasing Organization that is attributable to services performed for the Employer.
A Leased Employee shall not be considered an Employee of the Employer if (A) such individual is covered by a money purchase pension plan of the Leasing Organization providing: (i) a non-integrated employer contribution rate of at least ten percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee’s gross income under Code Sections 125, 132(1)(4), 402(e)(3), 402(h) or 403(b), (ii) immediate participation and (iii) full and immediate vesting; and (B) Leased Employees do not constitute more than 20% of the Employer’s non-highly compensated workforce.
Section 1.23 MERGING PLAN. One or more qualified plans of prior employers that have been merged with and into this Plan. Any relevant benefits, rights or features that require preservation in this Plan in accordance with Code Section 411(d)(6) shall be disclosed in an applicable Schedule.
Section 1.24 NONFORFEITABLE / VESTED. A Participant’s or Beneficiary’s unconditional claim, legally enforceable against the Plan, to all of a portion of the Participant’s Account(s) under the Plan.
Section 1.25 NORMAL RETIREMENT AGE. Age 65, unless otherwise provided in Schedule II of the Plan.
Section 1.26 PARTICIPANT. An Employee who is eligible to be and becomes a Participant in the Plan in accordance with the provisions of Article II of the Plan. An Employee who becomes a Participant shall remain a Participant or former Participant under the Plan until the Trustee has fully distributed the Participant’s Vested amount in his Account to him.

Section 1.27 PARTICIPATION DATE. The first day of any period on which a Participant commences participation in the Plan after meeting the eligibility requirements of Article II of the Plan and submitting such notice, documents or information as may be prescribed by the Committee.
Section 1.28 PLAN. The plan set forth herein, or as amended from time to time, designated as the State Auto Insurance Companies Retirement Savings Plan. Prior to January 1, 2010, the Plan was known as the State Auto Insurance Companies Capital Accumulation Plan.
Section 1.29 PLAN SPONSOR. State Auto Property and Casualty Insurance Company.
Section 1.30 PLAN YEAR. The 12 consecutive month period beginning on January 1 and ending on December 31.
Section 1.31 REGULAR MATCHING CONTRIBUTION. The contributions made to the Regular Matching Contribution Account of a Participant by the Employer as provided in Section 3.04A. of the Plan.
Section 1.32 REGULAR MATCHING CONTRIBUTION ACCOUNT. That portion of a Participant’s Account credited with Regular Matching Contributions and adjustments relating thereto.
Section 1.33 RELATED EMPLOYERS. A controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and (o)). If the Employer is a member of a group of Related Employers, the term “Employer” includes the Related Employers for purposes of crediting Hours of Service, applying the coverage test of Code Section 410(b), determining years of Service and breaks in service under Article IV, applying the limitations described in Schedule I, applying the Top Heavy rules and the minimum benefit requirements of Article X, the definitions of Employee, Highly Compensated Employee, Compensation, Leased Employee and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in Section 1.13 of the Plan may contribute to the Plan, and only an Employee employed by the Employer described in Section 1.13 of the Plan is eligible to participate in this Plan.
Section 1.34 ROLLOVER CONTRIBUTION. Any contribution by an eligible Employee of sums distributed to him from any other qualified employee benefit plan or from an individual retirement account, provided such prior distribution meets all the applicable requirements to qualify for rollover treatment and the rollover is approved by the Committee. Notwithstanding the foregoing, the Committee shall not approve the contribution by an eligible Employee of any sums distributed to such eligible Employee from a qualified employee benefit plan if the Plan’s acceptance of such contribution would require that distributions under the Plan be made in the form of a qualified joint and survivor annuity or a qualified preretirement survivor annuity as prescribed in Code Sections 401(a)(11) and 417.

Section 1.35 ROLLOVER CONTRIBUTION ACCOUNT. That portion of a Participant’s Account credited with Rollover Contributions under Section 3.07 of the Plan, and adjustments relating thereto.
Section 1.36 ROTH SALARY REDUCTION CONTRIBUTION.The contributions made by an Employee to the Plan pursuant to the provisions of Section 3.02E. of the Plan.
Section 1.37 ROTH SALARY REDUCTION CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to reflect Roth Salary Reduction Contributions.
Section 1.38 SAFE HARBOR MATCHING CONTRIBUTION. The contributions made to the Safe Harbor Matching Contribution Account of a Participant by an Employer as provided in Section 3.04B. of the Plan.
Section 1.39 SAFE HARBOR MATCHING CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to reflect Safe Harbor Matching Contributions and any earnings thereon.
Section 1.40 SALARY REDUCTION CONTRIBUTION. The contributions made by an Employee that are attributable to the reduction in Compensation a Participant agrees to accept from an Employer each Plan Year as described in Section 3.02A. of the Plan.
Section 1.41 SALARY REDUCTION CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to reflect Salary Reduction Contributions and any earnings thereon.
Section 1.42 SERVICE. The years and months of employment (including Approved Leaves of Absence, if any) with an Employer or Related Employer, where any partial month shall constitute a complete month. Such years and months shall be calculated from the Participant’s Employment Commencement Date to the Participant’s final termination date less any period or periods of non-employment with the Employer or a Related Employer.
Notwithstanding the foregoing, if a Participant is absent from work due to any reason other than quit, discharge, retirement or death, the period up to the first anniversary of the first day of such absence (or up to the date of quit, discharge, retirement or death if earlier) shall be counted as Service for all purposes under the Plan.
Notwithstanding the above, an Employee, whose employer immediately prior to employment by the Employer was Columbus Life Insurance Company (formerly known as Columbus Mutual Life Insurance Company) and who was employed by the Employer in 1982, shall have all service with Columbus Life Insurance Company counted as Service for all purposes under the Plan.
Service also includes Qualified Military Service (as defined in Code Section 414(u)) for any Employee who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer solely for the purposes of providing contributions, benefits and Service credit with respect to Qualified Military Service, as applicable. Notwithstanding the foregoing, a Participant who dies or becomes disabled while performing Qualified Military Service (within the meaning of Code Section 414(u)) shall be treated as if he died or became disabled while actively employed.
Notwithstanding the above, an Employee whose employer immediately prior to employment by the Employer was Risk Evaluation and Design, LLC (“RED”), shall have all service with RED counted as Service under the Plan for purposes of determining eligibility to participate and vesting.
Notwithstanding the above, an Employee whose employer immediately prior to employment by the Employer was CDC Holding, Inc., and who becomes an Employee effective January 1, 2015, shall have all service with CDC Holding, Inc. counted as Service under the Plan for purposes of determining eligibility to participate and vesting.

Section 1.43 SEVERANCE FROM EMPLOYMENT. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or Related Employer.
Section 1.44 SHARES. The no par value common shares of the Company.
Section 1.45 SPOUSAL CONSENT. A written consent given by a Participant’s legally-recognized Spouse to a Participant’s designation of a specified Beneficiary or Beneficiaries (including the designation of any class of Beneficiaries or any contingent Beneficiaries) under Section 5.08 of the Plan or the Participant’s election of an immediate distribution under Section 5.02 of the Plan, respectively. Any Spousal Consent shall be effective only with respect to the Spouse providing the consent. Such consent shall be duly witnessed by a Plan representative or a notary public and shall acknowledge the effect on the Spouse of the Participant’s election. The Participant may revoke, without limitation, any such designation or election, without the need for Spousal Consent at any time before the date of the Participant’s death or the date as of which the Participant is to receive a distribution from the Plan. Any new designation, election or request by a Participant as provided above will require a new Spousal Consent. The requirement for Spousal Consent may be waived by the Committee if it is established that there is no Spouse, the Spouse cannot be located, the Participant has a court order evidencing a legal separation from or abandonment by the Spouse, or for such other circumstances as shall be prescribed by applicable law.
Section 1.46 SPOUSE. The legally-married spouse of a Participant as determined under the laws of the State or foreign jurisdiction where the Participant and Spouse were married.
Section 1.47 SUPPLEMENTAL PARTICIPANT CONTRIBUTION. The nondeductible contributions made by the Participant as described in Section 3.02D. of the Plan.
Section 1.48 SUPPLEMENTAL PARTICIPANT CONTRIBUTION ACCOUNT. The separate Account maintained for each Participant to reflect Supplemental Participant Contributions and any earnings thereon.

Section 1.49 TEST COMPENSATION. An Employee’s gross earnings from the Employer or a Related Employer, reported under Code Sections 6041 and 6051 on IRS Form W‑2, plus Salary Reduction Contributions and other Elective Contributions described in Code Sections 125, 132(f), 402(e)(3), 402(h) or 403(b). In no event shall the amount of Test Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Section 1.10 of the Plan.
Section 1.50 TOTAL AND PERMANENT DISABILITY. A physical or mental condition that results in a determination of disability status under any group long-term disability plan sponsored by the Employer, as determined by the terms of such plan.
Section 1.51 TREASURY REGULATIONS. Regulations promulgated under the Code by the Secretary of the Treasury, as amended from time to time.
Section 1.52 TRUST AGREEMENT AND TRUST. Trust Agreement and Trust mean, respectively, the agreement between the Employer and the Trustee governing the administration of the Trust, as it may be amended from time to time, and the Trust Fund established thereunder.
Section 1.53 TRUST FUND. All money, securities and other property of every kind held or acquired by the Trustee under the Trust Agreement for the purposes of the Plan, together with the income therefrom.
Section 1.54 TRUSTEE. The person(s) or such other entity named by the Board of Directors or the Committee to administer the Trust Fund in accordance with the Trust Agreement.
Section 1.55 VALUATION DATE. Each day on which the New York Stock Exchange is open for trading.
Section 1.56 YEAR OF ELIGIBILITY SERVICE. An Eligibility Computation Period in which an Employee is credited with at least 1,000 Hours of Service in the employ of an Employer or a Related Employer.
The “initial Eligibility Computation Period” with respect to an Employee shall mean the 12-consecutive month period that begins on the day on which the Employee first completes an Hour of Service in the employ of an Employer or a Related Employer (his “date of hire”) and ends on the day preceding the first anniversary of such date. Thereafter, all “subsequent Eligibility Compensation Periods” shall coincide with the Plan Year (beginning with the Plan Year that commences immediately following the Employee’s date of hire). An Employee who completes 1,000 Hours of Service in both his initial Eligibility Computation Period and in the Plan Year which commences immediately after the Employee’s date of hire shall be credited with two Years of Eligibility Service.
Section 1.57 TERMS DEFINED ELSEWHERE.
Affected Employees    Schedule II
Annual Additions    Section I.02A
Annuity Starting Date    Section 5.02A
Beacon Plan    Section II.05A
Cash-out Distribution    Section 4.03
Catch-Up Contribution    Section 3.02B
Claimant    Section 8.09
Closing Date    Schedule II

Company     Section I.02B
Company Stock Fund    Section 7.05
Compensation    Sections 10.05C; I.02C
Defined Benefit Plan    Section I.02D
Defined Contribution Plan    Section I.02E
Designated Beneficiary    Section 5.05A(i)
Determination Date    Section 10.05G
Direct Rollover    Section 6.05B(iv)
Distributee    Section 6.05B(iii)
Distribution Calendar Year    Section 5.05A(ii)
Elective Deferrals    Section I.01A(i)
Eligible Retirement Plan    Section 6.05B(ii)
Eligible Rollover Distribution    Section 6.05B(i)
Employer Nonelective Retirement Contribution    Section 3.04C(ii)
Employer    Section 10.05F
Excess Elective Deferrals    Section I.01A(ii)
Extended 2009 RMDs    Section 5.05H(iv)
Farmers Plan    Section II.03B(i)
Investment Funds    Section 7.05
Key Employee    Section 10.05A
Life Expectancy    Section 5.05A(iii)
Limitation Year    Section I.02F
Maximum Permissible Amount    Section I.02G
Meridian Plan    Section II.04A
Merger Date    Schedule II
Midwest Plan    Section II.02B(i)
Milbank Plan    Section II.01B(i)
Non-Key Employee    Section 10.05B

Patrons Plan    Section II.06A
period of severance    Section 4.04C
permanently and totally disabled    Section I.02C
Permissive Aggregation Group    Section 10.05E
Plan Administrator    Section 9.01
Post-Severance Compensation     Section I.02C
QACA        Section 2.02B
QACA Effective Date    Section 2.02B
Qualified Reservist    Section 6.04
Qualified Reservist Distribution    Section 6.04
Regular Matching Contribution    Section 3.04A
Required Aggregation Group    Section 10.05D
Required Beginning Date    Section 5.03B
Restorative Payments    Section I.02A
RMD Account Balance    Section 5.05A(iv)
Rockhill Plan    Section II.07A
Roth Salary Reduction Contribution    Section 3.02E(i)
Safe Harbor Matching Contributions    Section 3.04B(i)
Safe Harbor Notice Period    Section 3.04B(ii)
Salary Reduction Contribution    Section 3.02A(i)
Service Transition Period    Schedule II
Supplemental Participant Contribution    Section 3.02D
Tender Offer    Section 7.05
Top Heavy    Section 10.03
Transfer Contributions    Section 3.07
2009 RMDs    Section 5.05H(iv)
Valuation Calendar Year    Section 5.05A(iv)

ARTICLE II
ELIGIBILITY AND PARTICIPATION
Section 2.01 ELIGIBILITY.

A.	Each individual who was an Employee of the Employer on the Effective Date, and who was a Participant in the Plan on that date shall continue to be eligible to participate in the Plan.

B.
Except as provided below, each Employee who is not described in subsection A. above, who is employed by the Employer, and who is hired in a classification other than that of a temporary Employee or an Employee employed on a retainer or consultant basis shall be eligible to become a Participant as of the first day of the pay period coincident with or next following: (i) 90 days after the Employee’s Employment Commencement Date provided the Employee has attained age 21 or will attain age 21 within the first calendar year that commences after the Employee’s Employment Commencement Date; or (ii) the Employee’s attainment of age 20. An Employee whose employment is governed by the terms of a collective bargaining agreement shall not become a Participant hereunder unless said agreement specifically provides for Plan coverage.

C.
Notwithstanding subsections A. and B. above, an Employee who is employed by the Employer and who is hired as a temporary Employee or as an Employee employed on a retainer or consultant basis shall be eligible to become a Participant as of the January 1 or July 1 coincident with or next following the later of:

(i)	such Employee’s attainment of the age of 21 years; and

(ii)	such Employee’s completion of one Year of Eligibility Service; provided such Employee remains in the employment of the Employer as of such January 1 or July 1.
For the purpose of this subsection C., a temporary Employee is defined as an individual who is not employed on a regular basis by the Employer and who is compensated for services performed for such Employer on an hourly basis. Each temporary Employee shall be notified upon employment of his status as a temporary Employee. The Employer shall maintain records documenting the Employee’s temporary status.
In addition, for the purpose of this subsection C., an Employee hired on a retainer or consultant basis is defined as an Employee who is employed by the Employer because of his specialized skills to provide strategic guidance to the Employer. Such employment shall be for an indeterminate period of time. Each such Employee shall be notified of his employment status when hired, and the Employer shall maintain records documenting this status

D.
Notwithstanding any provision of the Plan to the contrary, any individual who the Employer determines to be an independent contractor, leased employee (including a Leased Employee), leased owner, leased manager, shared employee or person working under a similar classification shall not become a Participant hereunder, regardless of whether any such individual is ultimately determined to be a common law employee, unless and until the Employer shall otherwise determine.

Section 2.02 PARTICIPATION.

A.
Each Employee who has met the applicable eligibility requirements described in Section 2.01 above shall become a Participant on the Participation Date which is not later than 15 days following the date on which he has agreed to make Salary Reduction Contributions to the Plan.

B.
Effective January 1, 2008, the Plan shall implement a qualified automatic contribution arrangement (“QACA”) pursuant to Section 902 of the PPA. The QACA shall initially provide for a default Salary Reduction Contribution percentage of three percent of an applicable eligible Employee’s Compensation, with such default percentage increasing, as provided in Section 3.02C. of the Plan, beginning with the first pay period that ends in the second Plan Year following the date the QACA becomes applicable to such Employee (the “QACA Effective Date”) and with subsequent increases effective for the first pay period in each successive Plan Year. The QACA shall apply to each Employee who has met the applicable eligibility requirements described in Section 2.01 above as of January 1, 2008, and to each Employee who meets such eligibility requirements thereafter unless such Employee affirmatively elects to increase or decrease the default Salary Reduction Contribution election by providing notice during such time and in such manner as prescribed by the Committee and communicated to Employees.

Notwithstanding the above, effective January 1, 2012, the QACA shall initially provide for a default Salary Reduction Contribution percentage of three percent of an applicable eligible Employee’s Compensation, with such default percentage increasing, as provided in Section 3.02C. of the Plan, beginning with the first pay period in May that occurs in the first Plan Year following the QACA Effective Date and with subsequent increases effective for the first pay period in May in each successive Plan Year. Salary Reduction Contributions of less than six percent (as of January 1, 2012) for those Participants subject to the QACA shall be increased to the next applicable default contribution percentage as of the first pay period in May, 2012.
Section 2.03 ENROLLMENT AND PARTICIPATION FORMS. As soon as administratively practicable, the Committee, or its designee, shall notify each Employee who is eligible to become a Participant in the Plan and shall explain the rights, privileges and duties of a Participant in the Plan. Employees who meet the applicable eligibility requirements described in Section 2.01 above and who desire to become Participants shall be required to enter into a salary reduction agreement during such time and in such manner as prescribed by the Committee and communicated to Employees. Employees who meet the eligibility requirements described in Section 2.01 above and who fail to affirmatively elect to participate or not participate in the Plan shall be deemed to enter into a salary reduction agreement at such time and in such manner as prescribed by the Committee and communicated to applicable Employees. Each Participant shall designate a Beneficiary in such manner as prescribed by the Committee as provided in Section 5.08 of the Plan and shall elect the manner in which contributions made to his Account are to be invested as provided in Article VIII of the Plan. In addition, an Employee who meets the requirements of Section 3.02B. of the Plan may make Catch-Up Contributions. A Participant who desires to make Catch-Up Contributions shall give notice of the same at such time and in such manner as prescribed by the Committee and communicated to Employees. Such election shall take effect on the first day of a pay period which is administratively practicable following the date of the Participant’s election.

Section 2.04 TRANSFERS BETWEEN CLASSES OF EMPLOYEES. In the case of a Participant who transfers to an ineligible employment status, such Employee shall continue to share in the investment experience of the Trust Fund, but such Employee shall cease to participate in Employer contributions under the Plan. Such individual shall remain a former Participant under the Plan until such time as participation is terminated or he again becomes an active Participant.
Section 2.05 INTER-COMPANY TRANSFERS. If a Participant is transferred from one Employer to another Employer hereunder, he shall remain a Participant under the Plan and shall share in the allocation of Employer contributions to the extent the Employee both continues to be eligible for participation under Section 2.01 of the Plan and continues to make Salary Reduction Contributions with the respective Employer. If a Participant is transferred to a Related Employer which has not adopted this Plan, he shall continue to share in the investment experience of the Trust Fund but shall cease to participate in Employer contributions until such time as he is again employed by an Employer in a position covered under the Plan and he begins Salary Reduction Contributions hereunder. If such an Employee terminates employment without ever again becoming a Participant, the terms of Article IV of the Plan shall apply. If an Employee transfers employment from a Related Employer which is not an Employer hereunder to an Employer, he shall become a Participant in accordance with Section 2.01 taking into account his prior employment with the Related Employer.
Section 2.06 TERMINATION AND REEMPLOYMENT.

A.
If an Employee who has met the eligibility requirements of Section 2.01 of the Plan terminates employment and is subsequently rehired by the Employer, he shall again be eligible to participate in the Plan on his date of reemployment.

B.
If an Employee who has not met the eligibility requirements of Section 2.01 of the Plan terminates employment and is subsequently rehired by the Employer, he shall be eligible to participate in the Plan when he meets the applicable eligibility requirements of Section 2.01 above, based upon his original date of employment.

ARTICLE III
CONTRIBUTIONS
Section 3.01 INDIVIDUAL ACCOUNTS. An Account shall be established and maintained for each Participant and former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for Salary Reduction, Catch-Up, Roth Salary Reduction, Roth Catch-Up, Regular Matching, Safe Harbor Matching, Employer Nonelective Retirement and Supplemental Participant Contributions, as defined below and any other types of contributions, as identified herein. If a Participant has made a Rollover or Roth Rollover Contribution, as defined below, separate subaccounts shall be established for such contributions. Furthermore, if a Participant re-enters the Plan subsequent to a Forfeiture (as defined in Section 4.02 of the Plan), the Committee or the Trustee shall maintain separate Accounts for the Participant’s pre-Forfeiture break in service Account and post-Forfeiture break in service Account, unless the Participant’s entire Account under the Plan is 100% Nonforfeitable. The Committee will make its allocations, or request the Trustee to make its allocations to the Accounts of the Participants in accordance with the provisions of Section 9.13 of the Plan. The Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.13 of the Plan. The Committee shall maintain records of its activities.
Section 3.02 PARTICIPANT CONTRIBUTIONS.

A.	Salary Reduction Contributions.

i.
Contribution Limits. For any Plan Year, each Participant may elect to have allocated to his Account an amount of his Compensation for such Plan Year, of not less than one percent but not more than the lesser of $17,500 in 2014 (or such larger dollar amount as the Commissioner of the Internal Revenue may prescribe in accordance with Code Section 402(g)), or 50% of his Compensation for such Plan Year. Such amount shall be known as the Participant’s “Salary Reduction Contribution.” All such salary reductions shall be reflected in whole percentages.

ii.
Amount of Salary Reduction Contribution. A Participant’s Compensation for a Plan Year shall be reduced by: (1) the amount of the deferral affirmatively elected by the Participant for such Plan Year; or (2) if applicable, the amount of deferral designated as the default Salary Reduction Contribution as described below. The Employer shall not make a Salary Reduction Contribution to the Trust to the extent that the contribution would exceed the Participant’s Maximum Permissible Amount as defined under Schedule I of the Plan. Except for occasional, bona fide administrative considerations, contributions made pursuant to a Salary Reduction Contribution election cannot precede the earlier of: (a) the performance of Services relating to the contribution; or (b) the date that the Compensation, which is subject to the Salary Reduction Contribution election, would be payable to the Participant in the absence of a Salary Reduction Contribution election. Compensation for purposes of this Section 3.02 shall have the meaning set forth in Schedule I of the Plan.

B.
Catch-Up Contributions. Each Participant who is eligible to make Salary Reduction Contributions under the Plan and who has or will attain age 50 by the end of the Plan Year shall be eligible to make “Catch-Up Contributions” in accordance with, and subject to, the limitations of Code Section 414(v); provided, however, that such Catch-Up Contributions shall not exceed 25% of a Participant’s Compensation. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 410(k)(11), 401(k)12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions. Matching contributions will not be contributed with respect to any Catch-Up Contributions elected or deemed to have been made by a Participant.

Notwithstanding the foregoing, Catch-Up Contributions shall be treated as Salary Reduction Contributions under Section 3.02 of the Plan solely to the extent a Participant’s Salary Reduction Contributions (exclusive of Catch-Up Contributions) for a given Plan Year do not equal or exceed six percent of the Participant’s Compensation during the Plan Year and provided that any such inclusion of Catch-Up Contributions in Salary Reduction Contributions will not cause the amount of Salary Reduction Contributions that are recognized for purposes of the Regular Matching Contribution and the Safe Harbor Matching Contribution formulas to exceed six percent of the Participant’s Compensation during the Plan Year.

C.	Default Salary Reduction Contributions.

i.
In General. Effective January 1, 2008, the Plan shall implement a QACA. The QACA shall initially provide for a default Salary Reduction Contribution percentage of three percent of an applicable eligible Employee’s Compensation, with such default percentage increasing, as provided below, beginning with the first pay period that ends in the second Plan Year following the Employee’s QACA Effective Date and with subsequent increases effective for the first pay period in each successive Plan Year. The QACA shall apply to each Employee who has met the applicable eligibility requirements described in Section 2.01 above as of January 1, 2008, and to each Employee who meets such eligibility requirements thereafter unless such Employee affirmatively elects to increase or decrease the default Salary Reduction Contribution election by providing notice during such time and in such manner as prescribed by the Committee and communicated to Employees.

Notwithstanding the above, effective January 1, 2012, the QACA shall initially provide for a default Salary Reduction Contribution percentage of three percent of an applicable eligible Employee’s Compensation, with such default percentage increasing, as provided below, beginning with the first pay period in May in the first Plan Year following the Employee’s QACA Effective Date and with Subsequent increases effective for the first pay period in May in each successive Plan Year.

Default Percentage of Compensation	Effective Date of Default Percentage
4%	First pay period in May occurring in the first Plan Year following QACA Effective Date
5%	First pay period in May occurring in the second Plan Year following the QACA Effective Date
6%	First pay period in May occurring in the third Plan Year following the QACA Effective Date

ii.
Administrative and Notice Requirements. The Committee shall administer the Employer’s election to implement a QACA in a uniform and nondiscriminatory manner with respect to newly eligible Participants (including rehired Participants).

The time at which the default Salary Reduction Contribution shall be effective shall be:

1.	a date following the lapse of a reasonable period of time after the Committee, or its designee, has provided such individual with a notice described below and
2.the first day of each applicable Plan Year thereafter.
The Committee, or its designee, shall provide to newly eligible Participants at the time of hire or in advance of the effective date of the default Salary Reduction Contribution a notice explaining their right not to make a Salary Reduction Contribution or to alter the amount of such contributions, an explanation of the procedure for exercising that right and the timing for implementation of any such election and the effect of not revoking the default Salary

Reduction Contribution. Thereafter, continuing Participants will be notified periodically of their Salary Reduction Contributions and an explanation of such Participant’s right to change the percentage of such Salary Reduction Contributions, including the procedure for exercising that right and the timing for implementation of any such election.
The provision of the notice shall be governed according to uniform and nondiscriminatory procedures established by the Committee. The content of the notice and procedures related to the Employer’s implementation of the QACA shall be consistent with Treasury Regulations issued under Code Section 401(k) and other guidance issued by the IRS.Supplemental Participant Contributions. For any Plan Year, each Participant may elect to have allocated to his Account, on an after-tax basis, an amount equal to not less than one percent but not more than 50% of his Compensation for such Plan Year, less his Salary Reduction Contributions, if any, for the Plan Year. Such amount shall be known as the Participant’s “Supplemental Participant Contribution.” In no event, however, shall a Participant be permitted to make, on a combined basis, Salary Reduction and Supplemental Participant Contributions in excess of 50% of his Compensation. Effective for Plan Years beginning on or after January 1, 2012, no further Supplemental Participant Contributions shall be made to the Plan.

D.
Roth Salary Reduction Contributions. Effective January 1, 2012, the Plan will accept Roth Salary Reduction Contributions made on behalf of Participants. A Participant’s Roth Salary Reduction Contribution shall be allocated to a separate Account maintained for such contributions. Unless specifically stated otherwise, Roth Salary Reduction Contributions shall be treated as Salary Reduction Contributions for all purposes under the Plan.

i.
Definitions. For all purposes under the Plan, a “Roth Salary Reduction Contribution” means a Salary Reduction Contribution that is made in accordance with and subject to the provisions of Code Section 402A and relevant regulations thereto, and is:

1.
designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Salary Reduction Contribution that is being made in lieu of all or a portion of the Salary Reduction Contributions the Participant is otherwise eligible to make under the Plan; and

2.	treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

ii.
Separate Accounting. Contributions and withdrawals of Roth Salary Reduction Contributions shall be credited and debited to the “Roth Salary Reduction Contribution Account” maintained for each Participant. The Plan shall maintain a record of the amount of Roth Salary Reduction Contributions in each Participant’s Account. Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Salary Reduction Account and the Participant’s other Accounts under the Plan. No contributions other than Roth Salary Reduction Contributions and properly attributable earnings will be credited to each Participant’s Roth Salary Reduction Contribution Account.

iii.
Direct Rollovers. Notwithstanding Section 6.05B.(iv) of the Plan, a Direct Rollover of a distribution from a Participant’s Roth Salary Reduction Contribution Account under the Plan will only be made to another Roth salary deferral contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). Notwithstanding Section 3.07 of the Plan, the Plan shall accept a Rollover Contribution to a Participant’s Roth Salary Reduction Contribution Account only if it is a direct rollover from another Roth salary deferral contribution account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

Section 3.03 CHANGES AND SUSPENSIONS OF SALARY REDUCTION, CATCH-UP AND SUPPLEMENTAL PARTICIPANT CONTRIBUTIONS. A Participant may change the rate of Salary Reduction and/or Catch-Up Contributions, if any, to his Account at any time during each Plan Year, effective for the first pay period which begins not later than 15 days after the election or change is made, by communicating such rate change in accordance with uniform rules and procedures established by the Committee regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Committee in accordance with its uniform rules and procedures. Such election shall become effective on the first pay period which begins not later than 15 days after the election is made. An election to recommence contributions shall be effective for the first pay period which begins not later than 15 days after such election is made. All suspensions and recommencements of Salary Reduction and/or Catch-Up Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Committee, which rules and procedures may be changed from time to time.

Section 3.04 EMPLOYER CONTRIBUTIONS.

A.
Regular Matching Contributions. For each eligible Employee who authorizes Salary Reduction Contributions during the Plan Year prior to January 1, 2008, the Employer will pay to the Trustee a “Regular Matching Contribution” equal to:

i.	75% of the Participant’s Salary Reduction Contributions up to two percent of his Compensation, plus

ii.	50% of the Participant’s Salary Reduction Contributions in excess of two percent but not in excess of six percent of his Compensation.
Regular Matching Contributions shall be made to the Trustee as soon as practicable after the end of each pay period to which they relate.

B.	Safe Harbor Matching Contributions.

i.
Amount. For Plan Years beginning on and after January 1, 2008, matching contributions sufficient to meet the “safe harbor” requirements of Code Section 401(k)(12) shall be made to each eligible Participant’s Account and shall be referred to as “Safe Harbor Matching Contributions.” Specifically, for each eligible Employee who authorizes Salary Reduction Contributions, or is deemed to have authorized Salary Reduction Contributions under Section 3.02C. of the Plan, the Employer will pay to the Trustee a Safe Harbor Matching Contribution equal to:

1.	100% of the Participant’s Salary Reduction Contributions up to one percent of his Compensation, plus

2.	50% of the Participant’s Salary Reduction Contributions in excess of one percent but not in excess of six percent of his Compensation.
Safe Harbor Matching Contributions shall be made to the Trustee as soon as practicable after the end of each pay period to which they relate.

ii.
Notice. Effective with respect to each Plan Year in which the provisions of this Section 3.04B. are applicable, the Committee, or its designee, shall provide a safe harbor notice during the Safe Harbor Notice Period (as hereinafter defined) to each Employee who meets the applicable eligibility requirements under Section 2.01 of the Plan during such Plan Year.

For purposes hereof, the “Safe Harbor Notice Period” shall mean a period beginning 90 days before the first day of the applicable Plan Year and ending 30 days before the first day of the applicable Plan Year; provided, however, with respect to an Employee who becomes eligible to participate in the Plan during a given Plan Year in which the provisions of Section 3.04B. of the Plan are applicable, the Safe Harbor Notice Period shall begin 90 days before the day such Employee may first make Salary Reduction Contributions under the Plan and shall end on the day such Employee may make Salary Reduction Contributions under the Plan.

iii.
Nondiscrimination Tests. For Plan Years beginning on and after January 1, 2008, the Employer elects to treat the Plan as automatically satisfying the nondiscrimination in amount of employer contribution requirements of Code Section 401(a)(4) with respect to Salary Reduction Contributions.

iv.
Reduction or Suspension. Notwithstanding any provision of this Section 3.04B. to the contrary, the Company reserves the right to reduce or suspend future Safe Harbor Matching Contributions at any time provided the procedures for implementing such suspensions are consistent with the Treasury Regulations.

C.	Employer Nonelective Retirement Contributions.

i.
Eligibility. For purposes of the Employer Nonelective Retirement Contribution, an eligible Participant is any Employee hired on or after January 1, 2010 (upon becoming a Plan Participant) and any Participant who irrevocably elects to freeze future accruals under the State Auto Insurance Companies Employee Retirement Plan (including any appendices thereto, and as may be amended from time to time) effective June 30, 2010.

ii.
Amount. Each eligible Participant shall receive an “Employer Nonelective Retirement Contribution” equal to a stated percent (e.g., five percent) of the Participant’s Compensation. Such percentage shall be determined by the Compensation Committee of the Board, from time to time, in its sole discretion. For purposes of the Employer Nonelective Retirement Contribution, only Compensation after an Employee becomes a Participant in the Plan shall be considered.

Such Employer Nonelective Retirement Contributions will be calculated for each applicable pay period and will be made to the Trust Fund as soon as practicable after the end of each pay period to which they relate.
For purposes of this Section 3.04, a Participant who dies or incurs a Total and Permanent Disability while performing Qualified Military Service (within the meaning of Code Section 414(u)) shall be treated as if he died or incurred a Total and Permanent Disability while actively employed.
Section 3.05 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments of cash without interest. The Employer must make its contribution which Participants have elected to defer under Section 3.02 of the Plan as soon as such amounts may reasonably be segregated from the Employer’s general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant’s Compensation, or such later time as may be permitted by regulations under ERISA and Code Section 401(k). The Employer must make the balance, if any, of its contribution to the Trustee as otherwise provided in the Plan, or no later than the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6).
Notwithstanding the foregoing, contributions applicable to an irrevocable deferral election made under the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan, and corresponding matching contributions, if any, shall be contributed to the Plan no later than the March 15th following the Plan Year to which such contributions relate.

Section 3.06 ALLOCATION OF FORFEITURES. Subject to any restoration allocation required under Section 4.05 of the Plan, the Committee shall allocate and use the amount of a Participant’s benefit forfeited under the Plan to pay Plan expenses and reduce its Employer contributions for the Plan Year in which the forfeiture occurs or any future Plan Year. The Committee shall continue to hold the undistributed, non-vested portion of a terminated Participant’s benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Article IV of the Plan.
Section 3.07 ROLLOVER CONTRIBUTIONS. The Trustee is authorized to accept and hold as part of the Trust Fund, a Rollover Contribution made on behalf of an Employee, provided that such contribution satisfies any procedures or other requirements established by the Committee. The Trustee shall also accept and hold as part of the Trust Fund assets transferred in connection with a merger or consolidation of another plan with or into the Plan pursuant to Section 12.06 hereof and as may be approved by the Committee. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as “Transfer Contributions” or as Rollover Contributions, as applicable.
Rollover Contributions must conform to rules and procedures established by the Committee, including rules designed to assure the Committee that the funds so transferred qualify as a Rollover Contribution under the Code. An Employee, prior to satisfying the Plan’s eligibility conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan’s eligibility conditions, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan, except that the Employee is not a Participant for purposes of making Salary Reduction Contributions or sharing in Employer contributions under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Severance from Employment prior to becoming a Participant, the Trustee will distribute his Rollover Contribution Account to him in accordance with Article V.
Section 3.08 RETURN OF CONTRIBUTIONS. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code Section 404. The Trustee shall not return any portion of the Employer’s contribution under this provision more than one year after:

A.	the Employer made the contribution by mistake of fact; or

B.	the disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.
The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.08 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

Section 3.09 FURTHER REDUCTIONS OF CONTRIBUTIONS. In addition to the reductions and recharacterizations provided for under Schedule I of the Plan, in any Plan Year in which the Committee deems it necessary to do so to meet the requirements of the Code and the Treasury Regulations thereunder, the Committee may further reduce the amount of Salary Reduction Contributions that may be made to a Participant’s Account, or refund such amounts previously contributed.

ARTICLE IV
TERMINATION OF SERVICE; PARTICIPANT VESTING
Section 4.01 VESTING. A Participant’s interest in his Salary Reduction, Catch-Up, Supplemental Participant, Rollover and Transfer Contribution Accounts, if any, shall at all times be fully Vested and Nonforfeitable. A Participant’s interest in the following Accounts shall vest and become Nonforfeitable as follows:

A.	Regular Matching Contribution Account.

i.	An Employee shall be 100% Vested in his Regular Matching Contribution Account on the first to occur of the following:

1.	his Normal Retirement Age;

2.	the date on which he shall be determined to have a Total and Permanent Disability;

3.	the date of his death; or

4.	completion of five years of Service.

ii.
If an Employee terminates employment prior to the completion of five years of Service for any reason other than retirement, Total and Permanent Disability or death, he shall be Vested in a portion of his Account balance attributable to his Regular Matching Contribution Account in accordance with the following:

1.
he shall be entitled to 33-1/3% of the contributions and earnings (or losses) attributable to these contributions, if any, allocated to his Regular Matching Contribution Account for the Plan Year preceding the Plan Year in which his termination of employment occurs; plus

2.
66-2/3% of the contributions and earnings (or losses) attributable to these contributions, if any, allocated to his Regular Matching Contribution Account for the second Plan Year preceding the Plan Year in which his termination of employment occurs; plus

3.
100% of the contributions and earnings (or losses) attributable to these contributions, if any, allocated to his Regular Matching Contribution Account for the third Plan Year preceding the Plan Year in which his termination of employment occurs, and for all Plan Years prior to such Plan Year.

iii.
An Employee who terminates employment prior to the completion of five years of Service for any reason other than retirement, Total and Permanent Disability or death shall be entitled to receive the Vested portion of his Account balance attributable to his Regular Matching Contribution Account in accordance with item (ii) above, adjusted for any loans outstanding and for any withdrawals made subsequent to the applicable Valuation Date but prior to the payment of benefits.

B.	Safe Harbor Matching Contribution Account. An Employee shall be 100% Vested in his Safe Harbor Matching Contribution Account on the first to occur of the following:

i.	his Normal Retirement Age;

ii.	the date on which he shall be determined to have a Total and Permanent Disability;

iii.	the date of his death; or

iv.	completion of two years of Service.
Before such earliest occurrence, an Employee shall be 0% Vested in his Safe Harbor Matching Contribution Account.

C.	Employer Nonelective Retirement Contribution Account. An Employee shall be 100% Vested in his Employer Nonelective Retirement Contribution Account upon the completion of three years of Service.
For purposes of this Section 4.01, a Participant who dies or incurs a Total and Permanent Disability while performing Qualified Military Service (within the meaning of Code Section 414(u)) shall be treated as if he died or incurred a Total and Permanent Disability while actively employed.
Section 4.02 FORFEITURE OCCURS. The portion of an Employee’s Regular Matching, Safe Harbor Matching and/or Employer Nonelective Contribution Accounts determined to be nonvested under Section 4.01 above, shall be declared a Forfeiture on the Valuation Date next following the date on which the Vested portion of the Employee’s Accounts is distributed; provided, however, that in the event the Vested portion of the Employee’s Accounts is not distributed in connection with his termination of employment, the Forfeiture shall be declared as of the Valuation Date next following the earlier of:

A.	the later distribution of his Accounts; and

B.	the date the Employee incurs five consecutive one year breaks in Service.
Such Forfeitures shall first be applied, as specified in Section 4.05 of the Plan, to restore to an Employee’s Regular Matching, Safe Harbor Matching and/or Employer Nonelective Contribution Accounts, as applicable, the amount forfeited pursuant to this Section 4.02; remaining Forfeitures, if any, shall be used to reduce future Employer contributions. A Participant shall not forfeit any portion of his Regular Matching, Safe Harbor Matching and/or Employer Nonelective Contribution Account for any other reason or cause except as expressly provided by this Article IV.

Section 4.03 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS. If, pursuant to Article IV, a partially-vested Participant receives a Cash-out Distribution before he incurs a forfeiture as defined in Section 4.02 above, the Cash-out Distribution will result in an immediate forfeiture of the nonvested portion of the Participant’s Account balance derived from Employer contributions. A partially-vested Participant is a Participant whose Nonforfeitable percentage determined under Section 4.01 above is less than 100%. A “Cash-out Distribution” is a distribution of the entire present value of the Participant’s Nonforfeitable Account balance.
A “deemed” Cash-out Distribution rule applies to a zero percent Vested Participant. A zero percent Vested Participant is a Participant whose Account balance is entirely forfeitable at the time of his Severance from Employment. If the Participant’s Account is not entitled to an allocation of Employer contributions for the Plan Year in which he has a Severance from Employment, the Committee will apply the deemed Cash-out Distribution rule as if the zero percent Vested Participant received a Cash-out Distribution on the date of the Participant’s Severance from Employment. If the Participant’s Account is entitled to an allocation of Employer contributions for the Plan Year in which he has a Severance from Employment, the Committee will apply the deemed Cash-out Distribution rule as if the zero percent Vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Severance from Employment. For purposes of applying the restoration provisions of Section 4.05 of the Plan, the Committee will treat the zero percent Vested Participant as repaying his Cash-out Distribution on the first date of his re-employment with the Employer.
Section 4.04 EFFECT OF REEMPLOYMENT.

A.
If a terminated Employee returns to the employ of the Employer or a Related Employer prior to incurring a period of severance of more than 60 months, he shall have the amount forfeited from his Regular Matching, Safe Harbor Matching and/or Employer Nonelective Retirement Contribution Account restored to such Account, and he shall continue to vest in such Account. Such amount shall be credited with applicable earnings and/or losses from the date of forfeiture to the date of restoration. To the extent the Forfeitures available are not sufficient to fully restore such forfeited amount, the Employer shall make additional contributions to such Employee’s Account(s), as applicable.

B.
If a terminated Employee returns to the employ of the Employer or a Related Employer after incurring a period of severance of more than 60 months, the amount forfeited from his Regular Matching, Safe Harbor Matching and/or Employer Nonelective Retirement Contribution Account shall in no event be restored. However, such Employee’s prior Service shall be restored to him.

C.	As used in this Section 4.04, the term “period of severance” means the period of time commencing with an Employee’s termination of Service and ending on the day he next performs an Hour of Service.
Section 4.05 RESTORATION OF FORFEITED PORTION OF ACCOUNT. A Participant who is re-employed after receiving a Cash-out Distribution (or deemed Cash-out Distribution) of the Nonforfeitable percentage of his Account shall have the right to repay the Trustee in cash the entire amount of the Cash-out Distribution he received, if the Committee must restore his Account under the requirements of this Section 4.05.

A.
Restoration and Conditions upon Restoration. Subject to the conditions of this subsection, if the Participant makes the Cash-out Distribution repayment, the Committee shall restore his Account attributable to Employer contributions to the same dollar amount as the dollar amount of such portion of his Account on the Valuation Date immediately preceding the date of the Cash-out Distribution (or deemed Cash-out Distribution), unadjusted for any gains or losses occurring subsequent to that Valuation Date. Notwithstanding such repayment, the Committee shall not restore a re-employed Participant’s Account under the immediately preceding sentence if:

i.	the Participant’s Account was 100% Nonforfeitable at the time of the Cash-out Distribution; or

ii.
the Participant incurred a Forfeiture break in service. This condition shall apply only if repayment is not made before the earlier of five years after the first date on which the Participant is re-employed by the Employer, or the close of the first period of five consecutive breaks in service commencing after the Cash-out Distribution.

B.
Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant’s Account applies, the Committee shall restore the Participant’s Account as of the Plan Year Valuation Date coincident with or immediately following the repayment. To restore the Participant’s Account, the Committee, to the extent necessary, shall allocate to the Participant’s Account:

i.	first, the amount, if any, of Participant Forfeitures the Committee would otherwise allocate; and

ii.	second, the Employer contribution, if any, for the Plan Year to the extent made under a discretionary formula, if the Participant is otherwise eligible for such allocation.
To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Committee to make the required restoration, the Employer shall contribute, without regard to any requirement or condition, such additional amount as is necessary to enable the Committee to make the required restoration. If, for a particular Plan Year, the Committee must restore the Account of more than one re-employed Participant, then the Committee shall make the restoration allocation(s) to each such Participant’s Account in the same proportion that a Participant’s restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Committee shall not take into account the allocation(s) under this Section 4.05 in applying the limitation on allocations described in Schedule I.

C.
Segregated Account for Repaid Amount. Until the Committee restores the Participant’s Account, the Trustee shall, at the direction of the Employer or the Committee, invest the amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee shall invest the amount in the Participant’s segregated Account in federally insured interest-bearing savings account(s), time deposit(s) or similar investments, including a money market or similar fund currently offered as an investment option under the Trust. Until commingled with the balance of the Trust Fund on the date the Committee restores the Participant’s Account, the Participant’s segregated Account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs. The Employer or the Committee shall direct the Trustee to repay to the Participant, as soon as is administratively practicable, the full amount of the Participant’s segregated Account, if the Committee determines that one or more of the conditions of subsection A of this Section 4.05 prevents restoration as of the applicable Valuation Date, notwithstanding the Participant’s repayment.

ARTICLE V
TIME AND METHOD OF PAYMENT OF BENEFITS
Section 5.01 RETIREMENT. Upon termination of a Participant’s employment from all Employers for any reason after attaining Normal Retirement Age, the Committee shall direct the Trustee to commence payment of the Participant’s Account to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of this Article V, as soon as administratively practicable but not later than 60 days after the close of the Plan Year in which the Participant’s employment terminates or the date the Participant files an application for distribution, whichever is later. The time and form of payment shall be the same as for other Severance from Employment distributions, as set forth in Sections 5.02 and 5.04 of the Plan, as applicable. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions.
Section 5.02 DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT PRIOR TO NORMAL RETIREMENT AGE. Upon a Participant’s Severance from Employment from all Employers prior to attaining Normal Retirement Age (for any reason other than death), the Committee, subject to the consent requirements of this Section 5.02, shall direct the Trustee to commence payment to the Participant of the value of his Nonforfeitable Account balance as provided in this Section 5.02. The following rules and definitions shall apply to any such distribution:

A.
Consent. The Participant must consent in writing to the Committee’s direction to the Trustee to make a distribution to the Participant and to the form of the distribution if: (i) the Participant’s Nonforfeitable Account balance on the date the distribution commences exceeds $5,000 and (ii) the Committee directs the Trustee to make a distribution to the Participant prior to his attaining the later of Normal Retirement Age or age 62. Furthermore, the Participant’s Spouse must consent in writing to the distribution if the Committee must obtain the Participant’s consent.

The consent of the Participant, and the Participant’s Spouse, if applicable, shall be obtained in writing within the 180-day period ending on the Annuity Starting Date. The “Annuity Starting Date” is the first day of the first period for which an amount is paid as an annuity or in any other form. The Committee, or its designee, shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Nonforfeitable Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date. However, if the Participant, after having received this notice, affirmatively elects a distribution, such distribution may commence less than 30 days after the notice was provided. Notwithstanding the foregoing, neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Sections 401(a)(9) or 415.

B.
Time of Distribution of Account Balance. Upon Severance from Employment from all Employers before Normal Retirement Age, other than for death, the Trustee shall, subject to the foregoing consent requirements, distribute the Participant’s Account balance as follows:

i.
If the Participant’s Nonforfeitable Account balance on the date the distribution commences is $1,000 or less, the Committee shall direct the Trustee to pay such Nonforfeitable Account balance to the Participant in the form of a single, lump sum Cash-out Distribution as soon as administratively practicable after the Participant’s Severance from Employment.

ii.
If the Participant’s Nonforfeitable Account balance on the date the distribution commences is greater than $1,000 and less than or equal to $5,000, and the Participant does not elect to receive the distribution in the form of a single, lump-sum Cash-out Distribution or Direct Rollover to an Eligible Retirement Plan, the Committee shall direct the Trustee to pay such Nonforfeitable Account balance to an individual retirement account in the Participant’s name, designated by the Committee in a manner consistent with the rules established under Code Section 401(a)(31)(B).

iii.
If the Participant’s Nonforfeitable Account balance on the date the distribution commences is greater than $5,000, the Committee shall direct the Trustee to pay such Nonforfeitable Account balance in the form of a single, lump sum Cash-out Distribution as soon as administratively practicable after the Participant’s Severance from Employment unless the Participant (and his Spouse, if applicable) does not consent to such immediate distribution.

C.
Deferral of Distribution of Account Balance until Normal Retirement Age. If the Participant does not file his written consent (if required) with the Trustee within the reasonable period of time stated in the consent form, the Trustee shall continue to hold the Participant’s Account in trust until the close of the Plan Year in which the Participant attains Normal Retirement Age, or the Participant consents to a distribution of his Account, if later. At that time, the Trustee shall commence payment of the Participant’s Nonforfeitable value of his Account in accordance with the provisions of this Article V; provided, however, if the Participant dies after terminating employment but prior to attaining Normal Retirement Age, the Committee, upon notice of the death, shall direct the Trustee to commence payment of the Participant’s Nonforfeitable value of his Account to his Beneficiary in accordance with the provisions of the Plan.

A Participant who elects to delay receiving a distribution of his Account may elect to receive a distribution of his Nonforfeitable Account balance as soon as administratively practicable by properly completing the appropriate distribution election forms or procedures. If no such election is made, the Participant’s Nonforfeitable Account balance shall be paid as provided above. A Participant who retires from the Employer must receive payment of his Accounts from the Plan no later than the applicable date specified in Section 5.03 below.

Section 5.03 OTHER RULES GOVERNING THE TIME OF PAYMENT OF BENEFITS.

A.
Minimum Legal Distribution Requirements. Provided the Participant makes a claim for benefits and elects a distribution from the Plan, the Committee shall direct the Trustee to commence distribution of a Participant’s Nonforfeitable Account balance not later than 60 days after the close of the Plan Year in which the later of the following events occurs:

i.	the date the Participant attains Normal Retirement Age; or

ii.	the date the Participant dies, becomes disabled, or otherwise terminates Service (employment) with the Employer.
In no event shall the Committee direct the Trustee to commence distribution, nor shall the Participant elect to have distribution commence, later than the Required Beginning Date, as defined below. Furthermore, once distributions have begun to a Five-percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five-percent Owner in a subsequent year.

B.
Required Beginning Date. For purposes of this Article V, for any Participant who is not a Five-percent Owner (as defined in Code Section 416(i)), the “Required Beginning Date” is the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires. For any Participant who is at least a Five-percent Owner, the Required Beginning Date is the April 1 immediately following the calendar year in which the Participant attains age 70½, regardless of whether the Participant has retired.

C.
In no event shall the Committee direct the Trustee to commence payment later than the time prescribed by this Article V or in a form not permitted hereunder. The Committee shall make its determinations under this Article V in a nondiscriminatory, consistent and uniform manner. If the Committee directs the Trustee to commence payment to the Participant under this Article V, it shall provide the Participant (and, if applicable, the Participant’s Spouse) with the appropriate form to consent to the distribution direction, if required.

Section 5.04 FORM OF BENEFIT PAYMENTS. Subject to Schedule II, if applicable, a Participant shall receive payment of his Nonforfeitable Account balance in a single lump sum in cash (and, where applicable, in Shares) based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is requested. If elected by the Participant (or Beneficiary), amounts to be paid in Shares shall not exceed either: (A) the whole number of Shares represented by the proportion of the units of the Company Stock Fund credited to the Participant’s Account to the total number of units of the Company Stock Fund then outstanding or, if applicable, (B) the number of full Shares credited under the Company Stock Fund to the Participant’s Account. Notwithstanding the foregoing, a Participant may elect to receive the payment of his Nonforfeitable Account balance in the amount(s) necessary to satisfy the required minimum distribution requirements below, in lieu of a single lump sum; provided, however, that periodic or installment payments are otherwise not permitted forms of benefit distribution from the Plan.

Section 5.05 REQUIRED MINIMUM DISTRIBUTIONS.

A.	Definitions. For purposes of this Section 5.05, the following definitions shall apply:

i.
“Designated Beneficiary” is the individual who is designated as the Beneficiary under Plan Section 1.03 and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.

ii.
“Distribution Calendar Year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

iii.	“Life Expectancy” is a beneficiary’s life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

iv.
“RMD Account Balance” is the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

B.	Time of Distribution. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

C.
Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

i.
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

ii.
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

iii.
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

iv.
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (ii), other than subsection 1., will apply as if the surviving Spouse were the Participant.

For purposes of this Section 5.05C. and Sections 5.05G. and H., unless subsection 4. above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection 4. applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection 1. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection 1.), the date distributions are considered to begin is the date distributions actually commence.

D.
Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with this Article V. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with Code Section 401(a)(9) and the Treasury Regulations.

E.
Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

i.
the quotient obtained by dividing the RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

ii.
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the RMD Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and the Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

F.
Lifetime Required Minimum Distributions Continue through Year of Participant’s Death. Required minimum distributions will be determined under this subsection F. beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

G.	Death on or after Date Distributions Begin.

i.
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the RMD Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

1.	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

3.
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

ii.
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the RMD Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

H.	Death before Date Distributions Begin.

i.
Participant Survived by Designated Beneficiary. Except as provided herein, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s RMD Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided above.

ii.
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

iii.
Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse, this Section will apply as if the surviving Spouse were the Participant.

I.	General Rules.

i.	Precedence. The requirements of this Section 5.05 will supersede any contrary provisions of the Plan.

ii.
Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.05 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

iii.
TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.05, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).

iv.
2009 Distributions. Notwithstanding anything in this Section 5.05 to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

Section 5.06 DESIGNATION OF BENEFICIARY. A Participant may, from time to time, designate, in writing, a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee shall pay his Nonforfeitable Account in the event of his death. A Participant’s Beneficiary designation shall not be valid unless the Participant’s Spouse consents (in accordance with the requirements of Code Section 417) to the Beneficiary designation. A Participant’s Beneficiary designation does not require Spousal Consent if the Participant’s Spouse is the Participant’s designated Beneficiary. The Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant’s filing the form with the Committee, the Participant shall effectively revoke all designations filed prior to that date by the same Participant. The termination of a Participant’s marriage shall not automatically result in a revocation or change of the Participant’s Beneficiary designation. Further, no provision in any court order, judgment, decree or similar document shall be effective to revoke or change a Participant’s Beneficiary designation, except to the extent that such order, judgment or decree is determined to be a qualified domestic relations order that must be honored by the Plan. A Participant’s Beneficiary designation may be changed only by the Participant making a new Beneficiary designation in writing on the form required by the Committee and filing the form with the Committee. Any new Beneficiary designation, change or revocation by a Participant shall be effective only if it is received by the Committee before the Participant’s death.
Section 5.07 FAILURE OF BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 5.06 above, or if the Beneficiary named by a Participant predeceases him, then the Trustee shall pay the Participant’s Account in a single lump sum to: (A) the Participant’s surviving Spouse, if any, who was married to the Participant at the time of the Participant’s death; (B) if there is no surviving Spouse, to the Participant’s descendants (including legally adopted children and their descendants) per stirpes; or (C) if there is neither a surviving Spouse nor surviving descendants, to the executor or other personal representative of the Participant to be distributed in accordance with the Participant’s will or applicable law.
If the Beneficiary survives the Participant but dies before complete distribution of the Participant’s Account, the remaining portion of the Participant’s Account shall be paid in a lump sum to any contingent Beneficiaries named by the Participant or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Committee shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section.
Section 5.08 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. In addition, if the present value of the alternate payee’s benefits under the Plan exceeds $5,000, the alternate payee must consent to any distribution occurring prior to the Participant’s attainment of the earliest retirement age. Nothing in this Section gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section 5.08 give the alternate payee the right to receive a form of payment not permitted under the Plan.
The Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee, or its designee, shall promptly notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee, or its designee, shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Committee, or its designee, shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Labor Regulations.

If any portion of the Participant’s Nonforfeitable Account balance is payable during the period the Committee, or its designee, is making its determination of the qualified status of the domestic relations order, the Committee shall direct the Trustee to segregate the amounts payable in a separate account and invest the segregated account solely in fixed income investments or to maintain a separate bookkeeping account of said amounts. If the Committee, or its designee, determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the Committee shall direct the Trustee to distribute the separate account in accordance with the order. If the Committee, or its designee, does not make its determination of the qualified status of the order within the above-described 18-month period, the Committee shall direct the Trustee to distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Committee, or its designee, later determines the order is a qualified domestic relations order.
To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in a money market investment option or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs. The Trustee shall make any payment or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).
The Committee may, in its discretion, direct the Trustee to charge the account of the Participant and any alternate payee named in a domestic relations order presented to the Plan, reasonable fees for the administration of the order, including determining the order’s qualified status. The Committee shall establish nondiscriminatory policies and procedures to accomplish the same.

Section 5.09 FACILITY OF PAYMENT. If the Committee deems any person entitled to receive any amount under the provisions of this Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency or incapacity of any kind, the Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:

A.	to apply such amount directly for the comfort, support and maintenance of such person;

B.	to reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; or

C.
to pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be.

The Committee may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Committee’s choice. Receipt by any above-described individual or institution shall be a valid and complete discharge for the payment of such benefit. Deposit to the credit of a Participant, Spouse or other Beneficiary (including a minor) in any bank or trust company shall be deemed payment into such person’s hands.
Section 5.10 NO DISTRIBUTION PRIOR TO SEVERANCE FROM EMPLOYMENT, DEATH OR DISABILITY. Except as provided below, Salary Reduction, Catch-Up, Supplemental Participant and Safe Harbor Matching Contributions and income allocable to each, are not distributable to a Participant or his Beneficiary, in accordance with such Participant’s or Beneficiary’s election, earlier than upon Severance from Employment, death or Total and Permanent Disability.
Such amounts may also be distributed upon:

A.	termination of the Plan without the establishment of another defined contribution plan, as defined in the Code and applicable Treasury Regulations;

B.	the hardship of the Participant, as described in Section 6.01 herein;

C.	the attainment by the Participant of age 59½, as described in Section 6.03 herein; or

D.	a Participant’s Severance from Employment.
All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Code Sections 401(a)(11) and 417.

Section 5.11 MILITARY DEATH BENEFITS. In addition to the foregoing, in the case of a Participant who dies while performing Qualified Military Service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits that are provided under the Plan assuming the Participant resumed and then terminated employment on account of death.
Section 5.12 WRITTEN INSTRUCTION NOT REQUIRED. Any elections made or distributions processed under this Article V may be accomplished through telephonic, electronic or similar instructions in accordance with the rules and procedures established by the Committee, to the extent they are consistent with the requirements of the Code and ERISA. Notwithstanding the foregoing, however, Spousal Consents and waivers, to the extent required, may only be granted in writing.

ARTICLE VI
WITHDRAWALS, DIRECT ROLLOVERS AND WITHHOLDING, LOANS
Section 6.01 HARDSHIP WITHDRAWALS. Subject to the restrictions otherwise set forth in the Plan, upon the application of any Participant, the Committee, in accordance with a uniform, nondiscriminatory policy, may permit such Participant to withdraw all or a portion of the Vested amounts credited to his Account as of December 31, 1988 plus any Salary Reduction Contributions made to his Account on or after January 1, 1989 (minus any investment earnings after 1988 and any loans outstanding), if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.

A.	Only distributions made pursuant to conditions arising under the following circumstances shall be conclusively considered to be made on account of immediate and heavy financial need:

i.
alleviating extraordinary financial hardship arising from deductible medical expenses (within the meaning of Code Section 213(d)), determined without regard to whether the expenses exceed 7.5% of adjusted gross income) previously incurred by the Participant or his Spouse, children or other dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) or necessary for those persons to obtain medical care described in Code Section 213(d) and not reimbursed or reimbursable by insurance;

ii.	purchasing real property (excluding mortgage payments) that is to serve as the principal residence of the Participant;

iii.	expenditures necessary to prevent eviction from the Participant’s principal residence or foreclosure of a mortgage on the same;

iv.
financing the tuition and related educational fees for up to the next 12 months of post-secondary education for the Participant, his Spouse, his children or other dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

v.	paying funeral or burial expenses incurred due to the death of the Participant’s parent, Spouse, child or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or

vi.
repairing the damage to a Participant’s principal residence where such expenses would qualify for the casualty deduction under Code Section 165 (without regard to the 10% adjusted gross income limitation).

B.	A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of the Participant only if:

i.
the Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer, including all qualified and nonqualified plans of deferred compensation and a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need;

ii.
all plans maintained by the Employer (including any stock option, stock purchase or similar plan or arrangements) provide that the Participant’s Salary Reduction, Catch-Up or other Participant contributions, if applicable, or any other participant contributions will be suspended for six months after the receipt of the hardship distribution (which this Plan hereby so provides);

iii.
the distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

iv.	the need cannot be satisfied through reimbursement, compensation by insurance, liquidation of the Participant’s assets or the cessation of Participant contributions.

C.
A Participant may make application for a hardship withdrawal after first receiving all available distributions from the Participant’s Rollover, Supplemental Participant Contribution and Vested Regular Matching Contribution Accounts. A Participant may receive no more than one hardship withdrawal request during any 12-month period.

A Participant making an application under this Section 6.01 shall have the burden of presenting to the Committee evidence of such need, and the Committee shall not permit withdrawal under this Section without first receiving such evidence. If a Participant’s application for a hardship withdrawal is approved, the Committee shall then instruct the Trustee to make payment of the approved amount of the hardship withdrawal to the Participant.
Section 6.02 IN-SERVICE WITHDRAWAL RULES. A Participant who maintains a Rollover, Supplemental Participant or Regular Matching Contribution Account(s) under the Plan may elect to make a withdrawal from such Account(s) (minus any outstanding loan amounts) at any time upon notice to the Committee. Any election to make a withdrawal shall be made in accordance with procedures established by the Committee. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Committee may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals, including a minimum amount for such withdrawals. In addition, the following conditions apply to any withdrawal requested from the specified Account:

A.	Supplemental Participant Contributions. A Participant may make no more than two withdrawals from his Supplemental Participant Contribution Account during any Plan Year.

B.
Regular Matching Contributions. Withdrawals may be made upon the earlier of the Participant attaining age 59½ or completing five years of participation in the Plan. Prior to attaining age 59½, a Participant shall be permitted to withdraw Vested portions of the Regular Matching Contribution Account only if two years have elapsed from the date of the Participant’s last withdrawal from his Regular Matching Contribution Account. Upon attaining age 59½, the Participant may make up to two withdrawals from the Vested portion of his Regular Matching Contribution Account during any Plan Year.

C.
Military Distributions. Notwithstanding the foregoing, as required by Code Section 414(u), as amended by the HEART Act, a Participant in Qualified Military Service (within the meaning of Code Section 414(u)) shall be treated as having incurred a Severance from Employment for purposes of eligibility to receive a distribution from his Account. However, if a Participant obtains a distribution according to the foregoing provision, such Participant’s Salary Reduction Contributions to this Plan shall be suspended for six months following the date of the distribution.

Section 6.03 WITHDRAWALS UPON ATTAINMENT OF AGE 59½. A Participant who has attained age 59½ may elect to make withdrawals from the nonforfeitable portion of his Salary Reduction, Safe Harbor Matching and Employer Nonelective Retirement Contribution Account(s) under the Plan (minus any outstanding loan amounts) at any time upon notice to the Committee. Any election to make a withdrawal shall be made in accordance with procedures established by the Committee. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Committee may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals, including a minimum amount for such withdrawals. Notwithstanding the foregoing, a Participant may make no more than two withdrawals from his Salary Reduction Contributions Account during any Plan Year.
Section 6.04 IN-SERVICE DISTRIBUTIONS TO INDIVIDUALS CALLED TO ACTIVE DUTY. Any Participant who is a Qualified Reservist may withdraw the portion of his Account balance attributable to his Salary Reduction Contributions regardless of age or employment status to the extent that such distribution is a Qualified Reservist Distribution. For purposes of this Section 6.04, a “Qualified Reservist Distribution” is:

A.	a distribution of amounts attributable to Employer contributions made pursuant to Salary Reduction Contributions under this Plan;

B.
by a Participant who is a Qualified Reservist who was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code)) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

C.	such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.
For purposes of this Section 6.04, a “Qualified Reservist” is an individual ordered or called to active duty after September 11, 2001. The following special rules also apply to a Qualified Reservist Distribution:

D.
Exception from the 10% Excise Tax for Early Withdrawals. The portion of any such distribution from the Plan that is a Qualified Reservist Distribution shall be exempt from the 10% excise tax under Code Section 72(t) for early withdrawals.

E.
Qualified Reservist Distributions may be Contributed to an IRA. The Participant who receives a Qualified Reservist Distribution may, at any time during the two-year period beginning on the day after the end of the active duty period, make one or more contributions to an individual retirement plan of such individual in an aggregate amount not to exceed the amount of such Qualified Reservist Distribution. The dollar limitations otherwise applicable to contributions to individual retirement plans shall not apply to any contribution made pursuant to the preceding sentence, however, no deduction shall be allowed for any such contribution pursuant to this subsection. In any event, the two-year period referred to above shall not end before the date which is two years after August 17, 2006, the date of the enactment of the PPA (i.e., shall not end prior to August 17, 2008). In no event shall the Participant be permitted to re- contribute a Qualified Reservist Distribution to this Plan.

Section 6.05 DIRECT ROLLOVER AND WITHHOLDING RULES. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Committee may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.

A.	Definitions.

i.
“Eligible Rollover Distribution.” Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years of more; (2) any distribution to the extent such distribution is required under Code Section 401(a)(9); (3) any hardship distribution; (4) any loan that is treated as a distribution under Code Section 72(p) and not excepted by Code Section 72(p)(2), or a loan in default that is a deemed distribution; and (5) any corrective distribution provided under Schedule I of the Plan, if applicable.

Notwithstanding the foregoing, any portion of a distribution that consists of after-tax Employee contributions which are not includible in gross income may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) or a qualified trust described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred (and any related earnings), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. However, the portion of any distribution that consists of after-tax contributions which are not includible in gross income may be transferred (in a direct trustee-to-trustee transfer) to a qualified defined benefit plan or a Code Section 403(b) tax-sheltered annuity that agrees to separately account for amounts so transferred (and the earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible. In addition, 2009 RMDs and Extended 2009 RMDs, as defined in Section 5.05 of the Plan, will be treated as Eligible Rollover Distributions in 2009. Further, any portion of a distribution attributable to Roth Salary Reduction, Roth Catch-Up or Roth Rollover Contributions (including earnings or losses thereon) may constitute an Eligible Rollover Distribution, but only if such distribution is transferred to a Roth IRA described in Code Section 408A, or to a designated Roth account of the Participant under an employer’s trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), or a retirement plan under which amounts are contributed by an individual’s employer for an annuity contract described in Code Section 403(b).

ii.
“Eligible Retirement Plan.” Individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and which accepts the Distributee’s Eligible Rollover Distribution. Notwithstanding the foregoing, with respect to amounts held in a Roth Salary Reduction, Roth Catch-up Contribution or Roth Rollover Account under this Plan, an Eligible Retirement Plan shall also mean a Roth IRA described in Code Section 408A (which accepts the Distributee’s Eligible Rollover Distribution), or the Participant’s designated Roth account under an employer’s trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), or an annuity contract under Code Section 403(b) which has a designated Roth contribution account as defined in Code Section 402A(c)(1). This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p).

iii.
“Distributee.” An Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), is a Distributee with regard to the interest of the Spouse or former Spouse. A Distributee also includes the Participant’s non-Spouse Beneficiary.

iv.
“Direct Rollover.” A payment by the Plan to the Eligible Retirement Plan specified by the Distributee. In the case of a non-Spouse Beneficiary, a Direct Rollover may be made only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) that is established on behalf of the designated Beneficiary and that will be treated as an inherited individual retirement account within the meaning of Code Section 408(d)(3)(C) pursuant to the provisions of Code Section 402(c)(11). Also, in this case, the determination of any required minimum distribution under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18, 2007-5 I.R.B. 395, or with any subsequent published guidance.

Section 6.06 LOANS TO PARTICIPANTS. Loans may be granted to any Participant under the Plan in accordance with applicable rules under the Code and ERISA, and the provisions of this Section 6.06.

A.
General Rules. The Committee shall establish the procedures a Participant must follow to request a loan from his Nonforfeitable Account balance under the Plan. Loans shall be made available to all Participants on a reasonably equivalent basis; provided, however, loans will not be made available to former Participants in any event.

In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Related Employer, exceed the lesser of (i) or (ii), below:

i.
$50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

ii.
one-half of the value of the Vested portion of the Participant’s Account. For purposes of this Section, the value of a Participant’s Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Committee (or its delegate) or the Trustee, as applicable.

The minimum amount of any loan shall be $1,000.

B.
Term of Loan. The term of any loan shall be determined by mutual agreement between the Committee or Trustee and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit that within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed five years. The term of any loan which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant shall not exceed ten years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other procedures established by the Committee.

C.
Security. Each loan shall be secured by no more than one-half of the Vested portion of the Participant’s Nonforfeitable Account balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made). Loans shall be limited to the Participant’s Salary Reduction, Rollover, Regular Matching, Safe Harbor Matching and Supplemental Participant Contribution Accounts.

D.
Interest. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with procedures approved by, the Committee commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Participant loans under this Section shall be considered the directed investment of the Participant requesting such loan and the interest paid on such loan shall be allocated to the Account of the Participant-borrower. Notwithstanding the foregoing sentence, if necessary, the Committee will reduce the interest rate of an outstanding Participant loan to six percent during a period of qualified military leave as defined in Code Section 414(u)(5), to the extent required by the Soldiers’ and Sailors’ Civil Relief Act of 1940.

E.	Repayment Terms.

i.
Generally. The terms and conditions of each loan shall be determined by mutual agreement between the Committee and the Participant. The Committee shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. Upon a Participant’s termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing. If a Participant (or his Beneficiary or Spouse) elects to receive a distribution of his total Account (net of any loans) from the Trust Fund at a time when there is an unpaid balance of a loan against such Participant’s Account, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his Beneficiary or Spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on any loan balance still due from him.

ii.
Suspension of Loan Payments during Qualified Military Leave. Loan payments shall be suspended during a period of qualified military service, as defined in Code Section 414(u)(5). The duration of such period of service shall not be taken into account in determining the maximum permissible term of the loan under Code Section 72(p) and the regulations promulgated thereunder. Following the Participant’s timely reemployment after a period of qualified military service, loan payments shall resume at an amount no less than required by the terms of the original loan, and at a frequency such that the loan will be repaid in full during a period that is no longer than the “latest permissible term of the loan” (defined as the latest date permitted under Code Section 72(p)(2)(B) plus the period of suspension due to such military service).

F.
Restrictions on Loans. No Participant shall have more than three loans under this Section 6.06 outstanding at the same time, comprised of no more than two general-purpose, regular loans, and one home loan. However, if a Participant who previously participated in one of the Merging Plans which permitted multiple loans has more than three loans at the time of such merger, or if a Participant in a plan which subsequently merges into this Plan has more than three loans outstanding under such merging plan at the date of merger, such Participant may, in accordance with the terms of such loans, continue to have more than three such loans without violating this provision.

G.	Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

H.
Default. Failure to make a payment within 90 days of the date payment is due will generally constitute a default, unless loan procedures and applicable law do not so require. Upon default (or, to the extent prohibited by law or by the terms of the Plan until a distributable event occurs, upon such event), the Committee will instruct the Trustee to deduct the total unpaid amount of the loan and any unpaid interest due on the loan from the Participant’s Account. The Committee may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing.

I.	Procedure. The Committee will establish nondiscriminatory policies and procedures to administer Participant loans, including the number and type of available Plan loans.

Section 6.07 SPECIAL WITHDRAWAL RULES APPLICABLE TO TRANSFER ACCOUNTS. Notwithstanding any other Plan provision to the contrary, if the IRS requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan or a Merging Plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant federal law to be enforceable, and which compels the distribution of a Participant’s Plan interest, the Committee will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.

Section 6.08 IN-PLAN ROTH ROLLOVERS. Any Participant eligible to request and receive an in-service distribution of all or a portion of his Account under the Plan, other than from the Participant’s Roth Salary Reduction or Roth Catch-Up Contribution Account, may elect to make an eligible rollover distribution to be transferred to the Participant’s designated Roth Account under the Plan. Such in-Plan rollover election shall be irrevocable. The Plan will maintain such records as are necessary for the proper reporting and taxation of such in-Plan Roth rollovers.

ARTICLE VII
EMPLOYER ADMINISTRATIVE PROVISIONS
Section 7.01 ESTABLISHMENT OF TRUST. The Employer shall execute a Trust Agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust Agreement is terminated. The Employer may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement. The Trustee shall be responsible to ensure that contributions are made to the Trust Fund only to the extent required by the terms of the Trust Fund or applicable law.
Section 7.02 INFORMATION TO COMMITTEE. Each Employer shall supply current information to the Committee as to the name, date of birth, date of employment, annual Compensation, leaves of absence, years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Committee considers necessary. The Employer’s records as to the current information that the Employer furnishes to the Committee shall be conclusive as to all persons.
Section 7.03 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Committee, the Trustee or the Board (unless the Employer is the Plan’s Administrator as defined in Section 3(16)(A) of ERISA).
Section 7.04 INDEMNITY OF PLAN ADMINISTRATOR AND COMMITTEE. Each Employer indemnifies and saves harmless the Plan Administrator and the members of the Committee, and each of them, from and against any and all loss (including reasonable attorneys’ fees and costs of defense) resulting from liability to which the Plan Administrator, the Committee, or the members of the Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Plan and the Trust, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The foregoing right of indemnification shall be in addition to such other rights as the Plan Administrator or any Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Plan Administrator or any Committee member may be entitled pursuant to any liability insurance purchased or paid for by the Employer. The indemnification provisions of this Section 7.04 do not relieve the Plan Administrator or any Committee member from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the Plan Administrator and the Committee members and the Employer may execute an agreement further delineating the indemnification agreement of this Section 7.04, provided the agreement must be consistent with and shall not violate ERISA.
Section 7.05 INVESTMENT FUNDS. The Committee and the Trustee shall establish certain investment funds (the “Investment Funds”), rules governing the administration of the Investment Funds and procedures for directing the investment of Participant Accounts among the Investment Funds, including a qualified default investment alternative, if applicable. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Participants. The Committee and the Employer reserve the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time.

Notwithstanding the foregoing, the Trustee is specifically authorized to maintain the “Company Stock Fund” as one of the Investment Funds available to Participants under the Plan. The Company Stock Fund shall consist of stock of the Company and cash or cash equivalents needed to meet obligations of such fund or for the purchase of stock of the Company. One of the purposes of the Plan is to provide Participants with ownership interests in the Company through the purchase of common shares of the Company. To the extent practicable, all available assets of the Company Stock Fund shall be used to purchase Shares, which shall be held by the Trustee and allocated to Participant Accounts until distribution in kind or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition to the Company Stock Fund, all or any portion of the remaining Trust Fund may consist of Shares. The Trustee may acquire or dispose of Shares as necessary to implement Participant directions and may net transactions within the Trust Fund. In addition, when acquiring Shares, the Trustee may acquire Shares directly from the Company or on the open market as necessary to effect Participant directions. In either case, the price paid for such Shares shall not exceed the fair market value of the Shares. The fair market value of the Shares acquired directly from the Company shall mean the mean between the high and low bid and ask prices as reported by the New York Stock Exchange or the NASDAQ, as applicable, on the date of such transaction.
Each Investment Fund (other than the Company Stock Fund) shall be established by the Trustee at the direction or with the concurrence of the Committee. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts that are exempt from federal income taxation under the Code or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.
Anything in the Plan or Trust Agreement to the contrary notwithstanding, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Shares held by it under the Trust Agreement, except: (A) as specifically provided for in the Plan; or (B) in the case of a “Tender Offer” as directed in writing by a Participant (or Beneficiary, where applicable) on a form provided or approved by the Committee and delivered to the Trustee. For the purposes hereof, a Tender Offer shall mean any offer for, or request for or invitation for tenders of, or offer to purchase or acquire, any Shares that is directed generally to shareholders of the Employer or any transaction that may be defined as a Tender Offer under rules or regulations promulgated by the Securities and Exchange Commission. To the extent that any money or other property is received by the Trustee as a result of a tender of Shares not prohibited by the preceding sentence, such money or property shall be allocated to such other Investment Fund(s) as directed by the Participants in whose Account the Shares so tendered were held.

ARTICLE VIII
PARTICIPANT ADMINISTRATIVE PROVISIONS
Section 8.01 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Committee such evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Committee, provided the Committee shall advise each Participant of the effect of his failure to comply with its request. A misstatement in the age, length of Service, date of employment, date of birth or Compensation of a Participant, Spouse, Beneficiary, or any other such matter, shall be corrected when it becomes known that any such misstatement of fact has occurred.
Section 8.02 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Employer or the Committee, from time to time, in writing, or otherwise notify the Employer or the Committee (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Committee, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.
Section 8.03 ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process, including the claims of any trustee in bankruptcy or other representative of the Participant or Beneficiary in such action, except as otherwise permitted by applicable law.
Section 8.04 NOTICE OF CHANGE IN TERMS. The Employer, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.
Section 8.05 PARTICIPANT DIRECTION OF INVESTMENT. The Committee and the Trustee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections and use of a qualified default investment alternative, if applicable. The Committee and the Employer reserve the right to change the investment options available under the Plan and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Trustee, the Employer or the Committee to implement Participant investment directions or changes in such directions, or to establish any procedures, other than on an administratively practicable basis, as determined by the Employer or the Committee in its discretion.
Each Participant shall, in accordance with procedures established by the Committee and the Trustee, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Committee may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Trustee and agreed to by the Committee, Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, “on-line” or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time.

The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach which results from the exercise of investment direction by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA Section 404(c) and the regulations thereunder.
In no event shall Participants be permitted to direct that any portion of their Accounts and/or any additional contributions be invested in the Company Stock Fund until the Company, the Plan, the Trustee and all other relevant parties have fully complied with such requirements, including, but not limited to, federal and state securities laws, as the Committee has determined to be applicable. The Committee may restrict the ability of any person covered under Section 16 of the Securities Exchange Act of 1934, as amended, or any other corporate insider of the Employer or the Company to direct the investment of his Account in the Company Stock Fund. In addition, the Committee, in its discretion, from time to time, may establish limits applicable to all Participants regarding the percentage of a Participant’s Account that may be invested in the Company Stock Fund. Notwithstanding any provision to the contrary, the Committee and the Trustee may, in their sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction.
Section 8.06 CHANGE OF INVESTMENT DESIGNATIONS. Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 8.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Committee.
Each Participant may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Committee.
Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion and where the terms of any relevant investment contract, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.

Section 8.07 LITIGATION AGAINST THE PLAN. If any legal action filed against the Trustee, the Employer as Plan Administrator, or the Committee, or against any member or members of the Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Employer or the Committee, or any member or members of the Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.
Section 8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may, during reasonable business hours, examine copies of the Plan, the Trust, the Plan description, the latest annual report, any contract or any other instrument under which the Plan was established or is operated. The Employer will maintain all of the items listed in this Section 8.08 in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA. Upon the written request of a Participant or Beneficiary, the Committee shall furnish him with a copy of any item listed in this Section 8.08. The Committee may make a reasonable charge to the requesting person for the copy so furnished.
Section 8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Employer shall provide adequate notice in writing to any Participant or to any Beneficiary (the “Claimant”) whose claim for benefits under the Plan the Committee has denied. The Employer’s notice to the Claimant shall set forth:

A.	the specific reason for the denial;

B.	specific references to pertinent Plan provisions on which the Committee based its denial;

C.	a description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;

D.
that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within 90 days after receipt of the Employer’s notice of denial of benefits. The Employer’s notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 90-day period will render the determination final, binding and conclusive; and

E.	an explanation that, if an adverse determination is made on review, the Claimant has the right to bring civil action under Section 502(a) of ERISA.
If the Claimant appeals to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant of its decision within 60 days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.
All claims for benefits under the Plan or other claims related thereto, must be made within one year of the date the Claimant became entitled to such benefit, or if later, knew or should have known that such claim existed.

Section 8.10 STATUTE OF LIMITATIONS FOR CIVIL ACTIONS. For purposes of filing any civil action against the Plan upon the exhaustion of all other available administrative remedies, including under Section 502(a) of ERISA, legal action may be brought no later than one year from the date of completion of the Plan’s claims appeal process, or if earlier, one year from the date the Claimant became entitled thereto, or if later, knew or should have known that such claim existed.

ARTICLE IX
ADMINISTRATION OF THE PLAN
Section 9.01 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. The fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under this Plan and the Trust. The Employer(s) shall have the sole responsibility for making the contributions provided for under Article III. The Employer shall have the sole authority to appoint and remove the Trustee and members of the Committee, and to amend or terminate, in whole or in part, this Plan or the Trust; provided, however, that the Employer may delegate the authority to amend the Plan to the Committee, in its discretion. The Employer shall have the final responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust, and shall be the “Plan Administrator” and the named fiduciary. The Committee shall have the specific delegated powers and duties described in the further provisions of this Article IX and such further powers and duties as hereinafter may be delegated to it by the Employer. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust; provided, however, that the Employer shall be responsible for monitoring and collecting contributions to the Plan, including pursuing the Plan’s legal claim, if any, for delinquent contributions. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. The Trustee shall be responsible to ensure that contributions are made to the Trust only to the extent required by the terms of the Trust or applicable law.
Section 9.02 APPOINTMENT OF COMMITTEE. A Committee consisting of three or more persons shall be appointed by and serve at the pleasure of the Employer to assist in the administration of the Plan. In the event the Employer elects not to appoint a Committee, the Employer shall have such powers and duties as are allocated to the Committee under the Plan. Any reference to the Committee shall be construed as a reference to the Employer. In the event of any vacancies on the Committee, the remaining Committee member(s) then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee as described in this Article IX. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.
Section 9.03 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairperson, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of all relevant actions. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority then in office, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.

Section 9.04 RECORDS AND REPORTS. The Employer (or the Committee if so designated by the Employer) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and regulations issued thereunder relating to records of Participants’ Service, Account balances and the percentage of such Account balances that are Nonforfeitable under the Plan; notifications to Participants; annual registration with the IRS; and annual reports to the Department of Labor.
Section 9.05 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the discretionary authority to perform the following powers and duties:

A.
to determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Account, the Nonforfeitable percentage of each Participant’s Account, the rights of Beneficiaries to benefits under the Plan, and the method and time or times of payment of benefits under the Plan, which such determination shall be final and conclusive;

B.	to adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;

C.
to construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents and documents related to the Plan’s operation (including, without limitation, all questions of fact);

D.	to direct the Trustee with respect to the crediting and distribution of the Trust;

E.	to review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

F.	to furnish the Employer with information that the Employer may require for tax or other purposes;

G.	to engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

H.
to engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control, to remove any Investment Manager, and to appoint a successor if so desired;

I.
to authorize any one of its members, or its secretary, so sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents, such authority being evidenced by an instrument signed by all members and filed with the Trustee;

J.	to amend the Plan pursuant to Section 12.02 of the Plan, unless the subject of such amendment must be approved or ratified by the Employer’s Board of Directors (e.g., the termination of the Plan); and

K.
as permitted by the Employee Plans Compliance Resolution System (“EPCRS”) issued by the IRS, as in effect from time to time, (i) to voluntarily correct any Plan qualification failure, including, but not limited to, failures involving Plan operation, impermissible discrimination in favor of Highly Compensated Employees, the specific terms of the Plan document, or demographic failures; (ii) implement any correction methodology permitted under EPCRS; and (iii) negotiate the terms of a compliance statement or a closing agreement proposed by the IRS with respect to correction of a plan qualification failure.

Section 9.06 RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.
Section 9.07 APPLICATION AND FORMS FOR BENEFITS. The Committee may require a Participant or Beneficiary to complete and file with the Committee and/or the Trustee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee and Trustee. The Committee and Trustee may rely upon all such information so furnished to it, including the Participant’s or Beneficiary’s current mailing address.
Section 9.08 AUTHORIZATION OF BENEFIT PAYMENTS. The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other procedures on which the Trustee may act, and warrants that all such directions are in accordance with this Plan.
Section 9.09 FUNDING POLICY. The Committee shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan’s short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.
Section 9.10 FIDUCIARY DUTIES. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:

A.	for the exclusive purpose of providing benefits to the Participants and their Beneficiaries;

B.
with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

C.
to the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

D.	in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

Section 9.11 ALLOCATION OR DELEGATION OF DUTIES AND RESPONSIBILITIES. In furtherance of their duties and responsibilities under the Plan, the Committee and the Employer may, subject always to the requirements of Section 9.10:

A.	employ agents to carry out nonfiduciary responsibilities;

B.	employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3));

C.	consult with counsel, who may be of counsel to the Employer; and

D.
provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) between the members of the Committee, in the case of the Committee, and among the members of the Employer, in the case of the Employer.

Section 9.12 PROCEDURE FOR THE ALLOCATION OR DELEGATION OF FIDUCIARY DUTIES. Any action described in subsections B. or D. of Section 9.11 above may be taken by the Committee only in accordance with the following procedure:

A.	such action shall be taken by a majority of the Committee in a resolution approved by a majority of the Committee;

B.	the vote cast by each member of the Committee for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee’s proceedings; and

C.
any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee may be modified or rescinded by the Committee according to the procedure set forth in subsections A. and B. of this Section 9.12.

Section 9.13 SEPARATE ACCOUNTING. The amounts in a Participant’s Salary Reduction Contribution, Catch-Up Contribution, Roth Salary Reduction Contribution, Roth Catch-Up Contribution, Supplemental Contribution and Safe Harbor Matching Accounts shall at all times be separately accounted for from amounts in a Participant’s Regular Matching, Employer Nonelective Retirement, and Rollover Contribution Accounts and other contribution accounts, if any. Amounts credited to such subaccounts shall be allocated among the Participant’s designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Committee shall also establish uniform procedures which they may change from time to time, for the purpose of adjusting the subaccounts of a Participant’s Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, Forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such procedures.

Section 9.14 VALUE OF PARTICIPANT’S ACCOUNT. The value of each Participant’s Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and administratively practicable procedures approved by the Committee. Periodically, on a frequency determined by the Committee and the Trustee, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.
Section 9.15 REGISTRATION AND VOTING OF COMPANY COMMON STOCK. All Shares acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Such Shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Company’s shareholders, the Trustee shall send to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the Shares credited to his Account. Upon receipt of such instructions the Trustee shall vote the Shares as instructed. Any Shares held in Participants’ Accounts, as to which the Trustee does not receive instructions, shall be voted in proportion to the voting instructions the Trustee has actually received in respect of Shares, unless the Trustee determines that to do so is not prudent, or the Trust provides otherwise.
Section 9.16 INDIVIDUAL STATEMENT. As soon as practicable after the end of each calendar quarter, but within the time prescribed by ERISA and the regulations under ERISA, and at such other times as determined by the Committee in its discretion, the Committee, or its designee, shall furnish to each Participant (or Beneficiary of a deceased Participant) a statement reflecting the condition of his Accounts in the Trust Fund as of that date and such other information ERISA requires to be furnished the Participant or Beneficiary. In addition, subject to the requirements of ERISA, the Committee shall provide to any Participant or Beneficiary of a deceased Participant who so requests in writing, a statement indicating the total value of his Accounts and the Nonforfeitable portion of such Accounts, if any. The Committee shall also furnish a written statement to any Participant who terminates employment during the Plan Year and is entitled to a deferred Vested benefit under the Plan as of the end of the Plan Year, if no retirement benefits have been paid with respect to such Participant during the Plan Year. No Participant, except a member of the Committee and its designees, shall have the right to inspect the records reflecting the Accounts of any other Participant. A Participant or Beneficiary shall notify the Committee or Trustee in writing if he believes there is an error in the statement of his Accounts in the Plan no more than one year after the date the statement was issued. Each statement of a Participant’s Accounts shall be deemed to be final and binding on the Participant or Beneficiary to whom it was issued upon the expiration of the one year period following the date the statement was issued.

Section 9.17 FEES AND EXPENSES FROM FUND. The Trustee shall receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee. The Trustee shall pay all expenses reasonably incurred by it or by the Employer, the Committee or other professional advisers or administrators in the administration of the Plan from the Trust Fund unless the Employer pays the expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant’s Account, as applicable. Fees related to investments subject to Participant direction, including utilization of the self-directed brokerage investment option, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account (including reasonable expenses in locating the Participant or Beneficiary) may be charged to his Account to the extent permitted under the Code and ERISA.
Section 9.18 USE OF ALTERNATIVE MEDIA. The Committee may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code, ERISA and applicable regulations.
Section 9.19 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, only the Employer, the Committee and the Trustee shall be necessary parties to any court proceeding involving the Plan, any fiduciary of the Plan, the Trustee or the Trust Fund. No Participant, or Beneficiary, shall be entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding shall be conclusive upon the Employer, the Committee, the Trustee, Participants and Beneficiaries.
Section 9.20 UNCLAIMED BENEFIT - PROCEDURE. The Plan does not require the Employer, the Trustee or the Committee to search for, or ascertain the whereabouts of, any Participant or Beneficiary. It shall be the sole duty and responsibility of a Participant or Beneficiary to keep the Employer apprised of his whereabouts and of his most current mailing address. Notwithstanding the foregoing, the Account of a Participant shall be forfeited if the Committee, after reasonable effort, is unable to locate the Participant or his Beneficiary to whom payment is due. The amount of the Forfeiture shall reduce the Employer’s contributions under the Plan. However, any such forfeited Account (without interest) will be reinstated and become payable in accordance with the applicable terms of the Plan if a written claim is made by the Participant or Beneficiary for such Account before his benefit has been escheated under applicable law and if such claim is approved. The Committee may prescribe uniform and nondiscriminatory rules for carrying out this provision.

ARTICLE X
TOP HEAVY RULES
Section 10.01 MINIMUM EMPLOYER CONTRIBUTION. If this Plan is Top Heavy, as defined below, in any Plan Year, the Plan guarantees a minimum contribution (subject to the provisions of this Article X) of three percent of Compensation for each Non-Key Employee, as defined below, who is a Participant employed by the Employer on the last day of the Plan Year without regard to Hours of Service completed during the Plan Year or to whether he has elected to make Salary Reduction Contributions under Section 3.02 of the Plan, and who is not a Participant in a Top Heavy defined benefit plan maintained by the Employer. Participants who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee’s contribution rate is at least equal to the minimum contribution under this Plan or another plan that consists of a cash or deferred arrangement that satisfies the safe harbor requirements of Code Section 401(k)(12) and matching contributions that satisfy the safe harbor requirements of Code Section 401(m)(11). For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.
If the contribution rate for the Key Employee, as defined below, with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant’s Account for the Plan Year divided by his Compensation, as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. For purposes of determining the minimum contribution for a Plan Year, the Committee shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Committee shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.
Notwithstanding the preceding provisions of this Section 10.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent of his Compensation regardless of the contribution rate for the Key Employees.
The minimum Employer contribution required (to the extent required to be Nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).
Section 10.02 ADDITIONAL CONTRIBUTION. If the contribution rate (excluding Salary Reduction Contributions) for the Plan Year with respect to a Non-Key Employee described in Section 10.01 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Matching contributions will be taken into account to satisfy the minimum contribution requirement under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The Committee shall allocate the additional contribution to the Account of a Non-Key Employee for whom the Employer makes the contribution.

Section 10.03 DETERMINATION OF TOP HEAVY STATUS. The Plan is “Top Heavy” for a Plan Year if the Top Heavy ratio as of the Determination Date exceeds 60%. The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. For purposes of determining the present value of the Accounts for the foregoing fraction, the Committee shall include contributions due as of the Determination Date and distributions made for any purpose within the one-year period ending on the Determination Date. In addition, the Committee shall also include distributions made within the five-year period ending on the Determination Date if such distributions were made for reasons other than upon Severance from Employment, death or Total and Permanent Disability (e.g., in-service withdrawals); provided, however, that no distribution shall be counted more than once. In addition, the Committee shall calculate the Top Heavy ratio by disregarding the Account (including distributions, if any, of the Account balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the one-year period ending on the Determination Date in such calculation. The Committee shall calculate the Top Heavy ratio, including the extent to which it must take into account distributions, rollovers, and transfers, in accordance with Code Section 416 and the Treasury Regulations thereunder.
If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Committee shall calculate the Top Heavy ratio in the same manner as required by the first paragraph of this Section 10.03, taking into account all plans within the Aggregation Group. To the extent the Committee must take into account distributions to a Participant, the Committee shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Committee shall calculate the present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group, in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Committee shall value the accrued benefits or accounts in the aggregated plan as of the most recent valuation date falling within the 12-month period ending on the Determination Date. The Committee shall calculate the Top Heavy ratio with reference to the Determination Dates that fall within the same calendar year.
The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

Section 10.04 TOP HEAVY VESTING SCHEDULE. For any Plan Year for which the Plan is Top Heavy, as determined in accordance with this Article X, the Committee shall calculate a Participant’s Nonforfeitable percentage of his Regular Matching Contributions by applying the following schedule, to the extent that such schedule provides for vesting at a rate that is more rapid than the rate otherwise applicable to the Participant’s benefit:
Years of Service        Percent Nonforfeitable
Less than three (3)        0%
At least three (3) or more        100%
Section 10.05 DEFINITIONS. For purposes of applying the provisions of this Article:

A.
“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $170,000 (as adjusted under Code Section 416(i)(1)), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that Section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Treasury Regulations under that Code Section.

B.	“Non-Key Employee” is an Employee who does not meet the definition of Key Employee.

C.	“Compensation” means Compensation as defined in Section 1.49 of the Plan.

D.	“Required Aggregation Group” means:

i.	each qualified plan of the Employer in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and

ii.	any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.
The Required Aggregation Group includes any plan of the Employer which was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.

E.
“Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Sections 401(a)(4) and 410. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

F.
“Employer” means all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, the Committee shall not aggregate ownership interests in more than one member of a related group to determine whether an individual is a Key Employee because of his ownership interest in the Employer.

G.	“Determination Date” for any Plan Year, is the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year.

Section 10.06 TOP HEAVY PROVISIONS INAPPLICABLE. The Plan is a cash or deferred arrangement described in Code Section 416(g)(4)(H) and, as a result, is deemed to be other than a top-heavy plan.

ARTICLE XI
MISCELLANEOUS
Section 11.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Employer, the Committee and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.
Section 11.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Committee shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or otherwise to provide any benefit contemplated under this Plan, nor shall the Trustee or the Committee be required to collect any contribution required under the Plan (unless otherwise provided herein), or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Committee need inquire into or be responsible for any action or failure to act on the part of the others, or on the part of any other person who has any responsibility regarding the management, administration or operation of the Plan, whether by the express terms of the Plan or by a separate agreement authorized by the Plan or by the applicable provisions of ERISA. Any action required of the Employer shall be by its Board or by its designee.
Section 11.03 FIDUCIARIES NOT INSURERS. The Trustee, the Committee and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of the Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.
Section 11.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations issued thereunder require the notice, or ERISA specifically or impliedly prohibits such a waiver.
Section 11.05 SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Committee and their successors.
Section 11.06 WORD USAGE. Words used in the masculine also apply to the feminine or neutral where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.
Section 11.07 HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.
Section 11.08 STATE LAW. Ohio law shall determine all questions arising with respect to the provisions of this agreement except to the extent a federal statute supersedes Ohio law.

Section 11.09 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, an Employee of the Employer, the Trustee, the Committee, or agents or employees of such individuals or entities. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.
Section 11.10 SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of this Plan and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

ARTICLE XII
EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
Section 12.01 EXCLUSIVE BENEFIT. Except as provided herein, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.
Section 12.02 AMENDMENT BY EMPLOYER. The Employer or the Committee shall have the right at any time and from time to time:

A.
to amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and

B.	to amend this agreement in any other manner.
However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer; and the Employer shall not make any amendment that affects the rights, duties or responsibilities of the Committee without the written consent of the affected member of the Committee. Furthermore, no amendment shall decrease a Participant’s Account balance or accrued benefit or reduce or eliminate any benefits protected under Code Section 411(d)(6) with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8).
The Employer shall make all amendments in writing. Such amendment authority shall be exercised only by action of the Board of Directors, except that the Committee shall have the right to make (a) any amendment that may be necessary or desirable to ensure the continued qualified of the Plan and its related trust under the Code or which may be necessary to comply with the requirements of ERISA, or any regulations or interpretations issued by the Department of Labor or the IRS with respect to the requirements of ERISA or the Code; (b) any amendment that will not involve an estimated annual cost under the Plan (determined at the time of the amendment) in excess of $500,000; and (c) any amendment that does not result in a material change to the Plan, as determined by the Committee in its discretion based on advice received from the Employer’s legal counsel or the Plan’s actuary, legal counsel or other third-party consultant, without further approval or action by the Board. Such amendment will be reviewed according to the procedures established by the Committee and upon appropriate review and recommendation, may be executed by the person then service as the Employer’s Chief Executive Officer or Chief Human Resources Officer. Each amendment shall state the date to which it is either retroactively or prospectively effective. No verbal representation shall act to amend the Plan in any manner or at any time.

Section 12.03 AMENDMENT TO VESTING PROVISIONS. Although the Employer reserves the right to amend the vesting provisions at any time, the Committee shall not apply an amended vesting schedule to reduce the Nonforfeitable percentage of any Participant’s Account derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.
If the Employer makes a permissible amendment to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Employer may elect to have the percentage of his Nonforfeitable Account balance computed under the Plan without regard to the amendment. The Participant must file his election with the Employer within 60 days of the latest of:

A.	the Employer’s adoption of the amendment;

B.	the effective date of the amendment; or

C.	his receipt of a copy of the amendment.
The Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 12.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 12.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee’s rights to his Employer-derived Account.
Section 12.04 DISCONTINUANCE. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and the Employer (acting through the Board) shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following: (A) the date terminated by action of the Employer; or (B) the dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.
Section 12.05 FULL VESTING ON TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant’s right to his Account shall be 100% Nonforfeitable.
Section 12.06 MERGER, DIRECT TRANSFER AND ELECTIVE TRANSFER. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. Upon the consent or the direction of the Committee, the Trustee possesses the specific authority to enter into merger agreements or agreements for the direct transfer of assets with the trustee of other retirement plans described in Code Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

If permitted by the Committee in its discretion, the Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility condition(s). If the Trustee accepts such a direct transfer of plan assets, the Committee and the Trustee shall treat the Employee as a Participant for all purposes of the Plan except that the Employee shall not share in Employer contributions under the Plan until he actually becomes a Participant in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.
The Trustee may not consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, unless the Committee consents and so directs, and the transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets.
A transfer is an elective transfer if: (A) the transfer satisfies the first paragraph of this Section 12.06; (B) the transfer is voluntary, under a fully informed election by the Participant; (C) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (D) the transfer satisfies the applicable spousal consent requirements of the Code; (E) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements; (F) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (G) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant’s accrued benefit under the transferor plan payable at that plan’s normal retirement age; (H) the Participant has a 100% nonforfeitable interest in the transferred benefit; and (I) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.
If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

Section 12.07 TERMINATION. Upon termination of the Plan, the distribution provisions of the Plan shall remain operative, except that:

A.
if the present value of the Participant’s Nonforfeitable Account does not exceed $1,000 or less, the Committee will direct the Trustee to distribute the Participant’s Nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates;

B.
if the present value of the Participant’s Nonforfeitable Account is greater than $1,000 and less than or equal to $5,000, the Committee will direct the Trustee to distribute the Participant’s Nonforfeitable Account to him in a lump sum as soon as administratively feasible after the Plan terminates, or, if the Participant does not consent to receipt of such distribution, the Committee will direct the Trustee to distribute the Nonforfeitable Account to an individual retirement account in the Participant’s name designated by the Plan in a manner consistent with the rules established under Code Section 401(a)(31)(B); and

C.
if the present value of the Participant’s Nonforfeitable Account exceeds $5,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Article V, may elect to have the Trustee commence distribution of his Nonforfeitable Account as soon as administratively practicable after the Plan terminates.

The Trust shall continue until the Trustee, after written direction from the Committee, has distributed all of the benefits under the Plan. To liquidate the Trust, the Committee may, in its discretion, purchase a deferred annuity contract for each Participant which protects the Participant’s distribution rights under the Plan, if the Participant’s Nonforfeitable Account exceeds $5,000 and the Participant does not elect an immediate distribution pursuant to this Section 12.07. Upon termination of the Plan, the amount, if any, in a suspense account under Article IV shall revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion.
The Employer has executed this Plan on the date set forth below.

STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY
By:
Its:
Date:

SCHEDULE I
LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
Section I.01 DOLLAR LIMITATIONS ON ELECTIVE DEFERRALS.

A.	Definitions.

i
“Elective Deferrals” means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a compensation reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any SIMPLE IRA described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18) and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a compensation reduction agreement.

ii
“Excess Elective Deferrals” means those Elective Deferrals that are includible in a Participant’s gross income under Code Section 402(g) to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed pursuant to subsection C. below.

B.
Prohibition of Deferrals in Excess of Code Section 402(g) Dollar Limitations. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) (as adjusted for increases in the cost-of-living) in effect at the beginning of such taxable year, except to the extent Catch-Up Contributions are permitted to be made to the Plan, as described in Code Section 414(v), or such Elective Deferrals are made by reason of a Participant’s qualified military service under Code Section 414(u).

C.
Distribution of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee on or before March 15 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

D.
Determination of Income or Loss: Excess Elective Deferrals shall be adjusted for any income or loss. Such adjustments shall include any income or loss through the end of the Plan Year in which the excess arose. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. Alternatively, the Committee may determine the income or loss allocable to Excess Elective Deferrals under any reasonable method that does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

Section I.02 ANNUAL ADDITIONS - DEFINITIONS. For purposes of Section I.02, the following definitions and rules of interpretation shall apply:

A.	“Annual Additions” means the sum of the following amounts credited to a Participant’s Account for any Limitation Year:

i	Salary Reduction and Supplemental Participant Contributions, if any;

ii	Employer Regular Matching, Safe Harbor Matching and Employer Nonelective Retirement Contributions, if any;

iii	forfeitures, if any; and

iv	excess amounts reapplied to reduce Employer contributions, if any.
Except to the extent provided in Treasury Regulations, Annual Additions include any excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m), and excess deferrals described in Code Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts.
Annual Additions also include amounts allocated to an individual medical account (as defined in Code Section 415(1)(2)) included as part of a pension or annuity plan maintained by the Employer. Furthermore, Annual Additions include contributions attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund (defined in Code Section 419(e)) maintained by the Employer. Allocations under a SEP which is maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. Rollover or Transfer Contributions shall not constitute Annual Additions. However, Annual Additions do not include Restorative Payments allocated to a Participant’s Account. “Restorative Payments” are payments made to restore some or all of the Plan’s losses due to an action (or failure to act) by a Plan fiduciary that creates a reasonable risk of liability for a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under Title I of ERISA or under other applicable federal or state law so long as Participants who are similarly situated are treated similarly with respect to the payments. Restorative Payments include, but are not limited to, payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).
An Annual Addition is credited to a Participant’s Account for a Limitation Year if it is allocated to the Participant’s Account under the terms of the Plan as of any date within that Limitation Year. Similarly, an Annual Addition that is made pursuant to a corrective amendment that complies with the requirements of Treasury Regulations Section 1.401(a)(4)-11(g) is credited to a Participant’s Account for a Limitation Year if it is allocated to the Participant’s Account under the terms of the corrective amendment as of any date within that Limitation Year. However, if the allocation of an Annual Addition is dependent upon the satisfaction of a condition (such as continued employment or the occurrence of an event) that has not been satisfied by the date as of which the Annual Addition is allocated under the terms of the Plan, the Annual Addition is considered allocated as of the date the condition is satisfied.
Contributions are not treated as credited to a Participant’s Account for a Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the end of the period described in Code Section 404(a)(6) applicable to the taxable year with or within which the Limitation Year ends. If contributions are made to the Plan after the end of the period during which contributions can be made and treated as credited to a Participant’s Account for a Limitation Year, allocations attributable to those contributions are treated as credited to the Participant’s Account for the Limitation Year during which those contributions are made. Supplemental Participant Contributions are not treated as credited to a Participant’s Account for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the close of that Limitation Year. A forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Participant’s Account as a forfeiture.
If the Company contributes an amount to a Participant’s Account with respect to a prior Limitation Year and such contribution is required by reason of such Participant’s rights under Code Section 414(u)(1), then such contribution is considered an Annual Addition for the Limitation Year to which the contribution relates instead of the Limitation Year in which the contribution is made. If an amount is allocated to a Participant’s Account in a Limitation Year because of an erroneous forfeiture in a prior Limitation Year or because of an erroneous failure to allocate amounts in a prior Limitation Year, the corrective allocation will not be considered an Annual Addition with respect to the Participant for the Limitation Year in which the correction occurs, but will be considered an Annual Addition for the Limitation Year to which it relates. For purposes of the foregoing sentence, if the amount so contributed in the Limitation Year takes into account actual investment gains attributable to the period subsequent to the year to which the contribution relates, the portion of the total contribution that consists of such gains is not considered as an Annual Addition for any Limitation Year.

B.
“Company” means any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)) that includes the Employer, or any trades or businesses (whether or not incorporated) that are under common control (as defined in Code Section 414(c) as modified by Section 415(h)) with the Employer, or a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Employer, or any other entity required to be aggregated with the Employer, pursuant to regulations under Code Section 414(o).

C.
“Compensation” means, with respect to the Limitation Year, Compensation as defined in Section 1.49 of the Plan. For purposes of applying the limitations of this Schedule I, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year and Compensation shall not be greater than the limit under Code Section 401(a)(17) that applies to that year. Payments awarded by an administrative agency or court or pursuant to a bona fide agreement by the Company to compensate an Employee for lost wages are Compensation for the Limitation Year to which the back pay relates, but only to the extent such payments represent Compensation that would otherwise be Compensation under this Schedule I.

If a Participant is permanently and totally disabled (as defined in Code Section 22(e)(3)), the Participant’s Compensation means the Compensation the Participant would have received for the year if the Participant were paid at the rate of Compensation paid immediately before becoming permanently and totally disabled, if such Compensation is greater than the Participant’s Compensation determined without regard to this paragraph. However, this paragraph applies only if the Participant is not a Highly Compensated Employee immediately before becoming disabled and contributions made with respect to amounts treated as Compensation under this paragraph are Nonforfeitable when made.

Generally, in order to be taken into account for a Limitation Year, Compensation must be paid or treated as paid to the Employee before the Employee’s Severance from Employment with the Company. In addition to the foregoing, Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half months (or such other period as extended by subsequent Treasury Regulations or other published guidance) after Severance from Employment with the Company; or (ii) the end of the Limitation Year that includes the date of the Employee’s Severance from Employment with the Company. “Post-Severance Compensation” means payments that would have been included in the definition of Compensation if they were paid prior to the Employee’s Severance from Employment and the payments are: (i) regular Compensation for Services during the Participant’s regular working hours, Compensation for Services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, if the payments would have been paid to the Employee if the Employee had continued in employment with the Company; (ii) for accrued bona fide sick, PTO or other leave, but only if the Participant would have been able to use the leave if employment had continued; or (iii) received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Company and only to the extent the payment is includible in the Employee’s gross income. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Severance from Employment, except for payments (i) to an individual who does not currently perform services for the Company by reason of Qualified Military Service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company; or (ii) to any Participant who is permanently and totally disabled for a fixed or determinable period, as determined by the Plan Administrator. For purposes of this Section I.02.C., “permanently and totally disabled” means that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. For purposes of this Schedule I, “severance from employment” occurs when the Employee ceases to be an employee of the Company maintaining the Plan, and an Employee does not have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee

D.
“Defined Benefit Plan” means a retirement plan that does not provide for individual accounts for Company contributions. The Committee shall treat all Defined Benefit Plans (whether or not terminated) maintained by the Company as a single plan.

E.
“Defined Contribution Plan” means a retirement plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any Forfeitures of accounts of other participants that the Committee may allocate to such Participant’s account. Solely for purposes of this Schedule I, the Committee shall treat as a Defined Contribution Plan an individual medical account (as defined in Code Section 415(1)(2)) included as part of a Defined Benefit Plan maintained by the Company and a welfare benefit fund under Code Section 419(e) maintained by the Company to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)). The Committee shall treat all Defined Contribution Plans (whether or not terminated) maintained by the Company as a single plan.

F.	“Limitation Year” means the Plan Year.

G.	“Maximum Permissible Amount” means, with respect to any Participant, the lesser of:

i.	$52,000 (as adjusted in accordance with Code Section 415(d)) or

ii.	100% of the Participant’s Compensation for the Limitation Year.

The Compensation limit set forth in item (ii) above, shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Code Section 419(f)(2)), after Severance from Employment, which is otherwise treated as an Annual Addition.
If there is a short Limitation Year because of a change in Limitation Year, the Committee will multiply the $52,000 limitation (or larger limitation) by the following fraction:
Number of months in the short Limitation Year
12.

H.
Required Plan Aggregation. For purposes of applying the limitations of Code Sections 415(b), (c) and (e) applicable to a Participant for a particular Limitation Year, all qualified Defined Benefit Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one Defined Benefit Plan and all qualified Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.

Section I.03 ANNUAL ADDITION -- LIMITATIONS. The amount of the Annual Additions that may be credited under this Plan to any Participant’s Account as of any allocation date shall not exceed the Maximum Permissible Amount reduced by the sum of any credits of Annual Additions made to the Participant’s Account under all Defined Contribution Plans as of any preceding allocation date within the Limitation Year.
If an allocation date of this Plan coincides with an allocation date of any other qualified Defined Contribution Plan maintained by the Company, the amount of the Annual Additions that may be credited under this Plan to any Participant’s Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Schedule I multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this Section I.03 during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all Defined Contribution Plans without regard to this Schedule I.
If contributions to this Plan on behalf of a Participant are to be reduced prior to their contribution to the Plan as a result of this Schedule I, such reduction shall be effected by first reducing the amount of any Supplemental Participant Contributions, if any, and then Salary Reduction Contributions (if permitted by the Plan) and then, if necessary by reducing any corresponding Regular Matching Contributions, and then, if necessary, by reducing the Employer Nonelective Retirement Contributions that would otherwise have been allocated to a Participant’s Account. Corrections for excess Annual Additions shall be made in a manner consistent with the Employee Plans Compliance Resolution System issued by the IRS, as in effect from time to time.
Section I.04 FURTHER REDUCTIONS OF CONTRIBUTIONS. In any Plan Year in which the Committee deems it necessary to do so to meet the requirements of this Schedule I or the Code and the Treasury Regulations thereunder, the Committee may further reduce the amount of contributions that may be made to a Participant’s Account.
Section I.05 AGGREGATION RULES. The rules under Code Section 415(j) shall apply as appropriate for purposes of this Schedule I. In no event shall a Participant’s benefit be double counted in the application of these aggregation rules. The limitations of this Schedule I shall be determined and applied taking into account the aggregation rules provided herein, and the aggregation rules not otherwise provided in this Schedule I, as incorporated by reference from Treasury Regulations Section 1.415(f)-1. However, any increase in benefits resulting from the application of such rules in effect as of the Limitation Year beginning on or after January 1, 2008, shall apply only to Participants who have completed at least one Hour of Service with the Company after said date.

Section I.06 INCORPORATION BY REFERENCE. Notwithstanding anything contained in this Schedule I to the contrary, the limitations, adjustments and other requirements provided in this Schedule I shall at all times comply with the provisions of Code Section 415 and the Treasury Regulations issued thereunder, the terms of which are specifically incorporated into this Plan by reference.
Section I.07 REPEAL OF PROVISION. Should Congress provide by statute, or the IRS provide by regulation or ruling, that any or all of the conditions set forth in this Schedule I are no longer necessary for the Plan to meet the requirements of Code Section 401 or other applicable provisions of the Code then in effect, such conditions shall immediately become void and shall no longer apply, without the necessity of further amendment to the Plan.

SCHEDULE II
SPECIAL PROVISIONS FOR PRIOR MERGED PLANS
Section II.01 EMPLOYEE SAVINGS AND PROFIT-SHARING PLAN OF ROYAL INDEMNITY COMPANY.

A.
Purpose and Construction. The terms defined in this Section II.01 are applicable only within this Section II.01. The purpose of this Section II.01 is to evidence special provisions applicable to certain Participants affected by the Company’s acquisition of the Milbank Insurance Company, effective August 20, 1993 (the “Closing Date”). The provisions of this Section II.01 shall apply to individuals who, as of the date prior to the Closing Date, were employees of Milbank Insurance Company (or a related entity) and who, as of the Closing Date, became Employees of an Employer (hereinafter “Affected Employees”). To the extent the provisions of the Plan, as applicable to Affected Employees, are inconsistent with the provisions of this Section II.01, the provisions of this Section II.01 shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

B.	Trust-to-Trust Transfers of Accounts.

i.
In connection with the Company’s acquisition of Milbank Insurance Company from Globe Indemnity Company (a subsidiary of Royal Indemnity Company), the Plan shall accept a transfer of assets and liabilities from the Employee Savings and Profit Sharing Plan of Royal Indemnity Company (the “Milbank Plan”) which represents the account balances maintained on behalf of Affected Employees under the Milbank Plan.

ii.	The transfer made on behalf of any Affected Employee shall be credited to such Employee’s Accounts under the Plan as follows:

1.
that portion, if any, of the transfer that is attributable to the Affected Employees “401(k) Contribution Account” under the Milbank Plan shall be credited to a subaccount within the Affected Employee’s Salary Reduction Contribution Account under the Plan;

2.
that portion, if any, of the transfer that is attributable to the Affected Employee’s “Savings Incentive Contribution Account” under the Milbank Plan shall be credited to a subaccount with the Affected Employee’s Supplemental Participant Contribution Account under the Plan and that portion, if any, of the transfer that is attributable to the Affected Employee’s “Matching Contribution Account” and “Qualified Non-Elective Contribution Account” under the Milbank Plan shall be credited to a subaccount within the Affected Employee’s Employer Contribution Account under the Plan. All amounts transferred pursuant to this Section B.(ii) shall be 100% Vested and Nonforfeitable.

iii.
Loans granted under the Milbank Plan which are outstanding as of the Closing Date shall be administered in accordance with the loan documents then in effect; provided, however, that to the extent permitted under the Plan, revisions to such documents may be made by agreement of the Committee and the Affected Employee.

C.
Participation of Affected Employees. Affected Employees shall become Participants under the Plan effective as of the Closing Date. An Affected Employee shall be eligible to make Salary Reduction Contributions as of the Participation Date which is, or next follows, the Closing Date.

D.
Investment of Transferred Amounts. Notwithstanding any provision of the Plan to the contrary, an Affected Employee on whose behalf a transfer is made pursuant to Section B.2, shall specify, at or prior to the time such transfer is made, the manner in which his Accounts shall be invested in each Investment Fund under the Plan. The investment election shall specify, in 10% increments (1% increments effective October 1, 1994), the percentage of each Account to be invested in each Investment Fund.

E.
Pre-Closing Date Service of Affected Employees. The period of employment of an Affected Employee prior to the Closing Date, which shall be recognized as Service hereunder for purposes including, but not limited to, the determination of the Vested status of Employer contributions made on and after the Closing Date, shall be equal to the sum of (i) and (ii), as follows:

i.	the whole “Years of Service” credited to the Affected Employee as of the Closing Date under the terms of the Milbank Plan in effect on such date; and

ii.
one month of Service for each month of employment with Milbank Insurance Company or a Related Employer during the period beginning on the anniversary of the Affected Employee’s “Employment Commencement Date” that next precedes the Closing Date and ending on the Closing Date (the “Service Transition Period”); provided, however, that Service under this paragraph (ii) shall be granted only with respect to Affected Employees who, during the Service Transition Period, have not completed six or more months in such service (and who, therefore, are not entitled to a “Year of Service” under paragraph (i)). Notwithstanding the foregoing, there shall be no duplication of Service hereunder with respect to any single period of employment.

F.
Preservation of Installment Option. Notwithstanding any provision of the Plan to the contrary, the installment form of payment available to Affected Employees under Section 6.5 of the Milbank Plan, in effect on the Closing Date, shall be preserved under the Plan with respect to all amounts transferred on behalf of Affected Employees from the Milbank Plan to the Plan, as increased (decreased) by earnings (losses) on such amounts.

Section II.02 MIDWEST SECURITY 401(K) RETIREMENT SAVINGS PLAN.

A.
Purpose and Construction. The terms defined in this Section II.02 are applicable only within this Section II.02. The purpose of this Section II.02 is to evidence special provisions applicable to certain Participants affected by the Company’s acquisition of the Midwest Security Insurance Companies, effective January 1, 1997 (the “Closing Date”). The provisions of this Section II.02 shall apply to individuals who, as of the date prior to the Closing Date, were employees of Midwest Security Insurance Companies (or a related entity) and who, as of the Closing Date, became Employees of an Employer (hereinafter “Affected Employees”). To the extent the provisions of the Plan, as applicable to Affected Employees, are inconsistent with the provisions of this Section II.02, the provisions of this Section II.02 shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

B.	Merger of Accounts.

i.
Effective January 1, 1997, or as soon thereafter as administratively practicable, the Midwest Security 401(k) Retirement Savings Plan, as amended in effect on such date (the “Midwest Plan”) shall be merged into the Plan. For purposes of this Schedule II, April 1, 1997 shall be considered the “Merger Date.”

ii.
In connection with the merger of the Midwest Plan into the Plan, the Committee, in its discretion, shall determine the appropriate Plan Accounts and/or subaccounts to which amounts accumulated on behalf of Affected Employees under the Midwest Plan shall be credited. All such amounts accumulated by an Affected Employee under the Midwest Plan shall become 100% Vested and Nonforfeitable as of the Merger Date.

iii.
Loans granted under the Midwest Plan which are outstanding as of the Merger Date shall be administered in accordance with the loan documents then in effect; provided, however, that to the extent permitted under the Plan, revisions to such documents may be made by agreement of the Committee and the Affected Employee.

C.
Participation of Affected Employees. Affected Employees shall become Participants under the Plan effective as of the Merger Date. An Affected Employee shall be eligible to make Salary Reduction Contributions and/or Supplemental Participant Contributions as of the Participation Date which is, or next follows, the Merger Date. All contributions made on behalf of an Affected Employee on and after such Participation Date shall be subject to the vesting provisions of Article IV of the Plan.

D.
Investment of Transferred Amounts. Notwithstanding any provision of the Plan to the contrary, an Affected Employee on whose behalf accounts are being maintained under the Midwest Plan as of the Merger Date shall specify, at or prior to the Merger Date, the manner in which his Accounts shall be invested in each Investment Fund under the Plan. The investment election shall specify, in 1% increments, the percentage of each Account to be invested in each Investment Fund.

E.
Pre-Merger Date Service of Affected Employees. The period of employment of an Affected Employee prior to the Merger Date, which shall be recognized as Service hereunder for purposes including, but not limited to, the determination of the vested status of Employer contributions made on and after the Merger Date, shall be equal to the sum of (i) and (ii), as follows:

i.	the whole “Years of Service” credited to the Affected Employee as of the Merger Date under the terms of the Midwest Plan in effect on such date; and

ii.
one month of Service for each month of employment with Midwest Security Insurance Companies or a Related Employer during the period beginning on the anniversary of the Affected Employee’s “Employment Commencement Date” that next precedes the Merger Date and ending on the Merger Date (the “Service Transition Period”); provided, however, that Service under this paragraph (ii) shall be granted only with respect to Affected Employees who, during the Service Transition Period, have not completed six or more months in such service (and who, therefore, are not entitled to a “Year of Service” under paragraph (i)). Notwithstanding the foregoing, there shall be no duplication of Service hereunder with respect to any single period of employment.

F.
Preservation of Benefits. Notwithstanding any provision of the Plan to the contrary, Affected Employees under this Section II.02 who were eligible to participant in the Midwest Plan by the Merger Date will meet the age and service requirements to participate in the Plan.

Section II.03 FARMERS CASUALTY COMPANY MUTUAL 401(K) PROFIT SHARING PLAN.

A.
Purpose and Construction. The terms defined in this Section II.03 are applicable only within this Section II.03. The purpose of this Section II.03 is to evidence special provisions applicable to certain Participants affected by the Company’s acquisition of the Farmers Casualty Company Mutual, effective August 19, 1998 (the “Closing Date”). The provisions of this Section II.03 shall apply to individuals who, as of the date prior to the Closing Date, were employees of Farmers Casualty Company Mutual (or a related entity) and who, as of the Closing Date, became Employees of an Employer (hereinafter “Affected Employees”). To the extent the provisions of the Plan, as applicable to Affected Employees, are inconsistent with the provisions of this Section II.03, the provisions of this Section II.03 shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

B.	Merger of Accounts.

i.
Effective September 1, 1999, or as soon thereafter as administratively practicable, the Farmers Casualty Company Mutual 401(k) Profit Sharing Plan, as amended and in effect on such date (the “Farmers Plan”) shall be merged into the Plan. For purposes of this Section II.03C., September 1, 1999 shall be considered the “Merger Date.”

ii.
In connection with the merger of the Farmers Plan into the Plan, the Committee, in its discretion, shall determine the appropriate Plan Accounts and/or subaccounts to which amounts accumulated on behalf of Affected Employees under the Farmers Plan shall be credited. All such amounts accumulated by an Affected Employee under the Farmers Plan shall become 100% Vested and Nonforfeitable as of the Merger Date.

iii.
Loans granted under the Farmers Plan which are outstanding as of the Merger Date shall be administered in accordance with the loan documents then in effect; provided, however, that to the extent permitted under the Plan, revisions to such documents may be made by agreement of the Committee and the Affected Employee.

C.
Participation of Affected Employees. Affected Employees shall become Participants under the Plan effective as of the Merger Date. An Affected Employee shall be eligible to make Salary Reduction Contributions and/or Supplemental Participant Contributions as of the Participation Date which is, or next follows, the Merger Date. All contributions made on behalf of an Affected Employee on and after such Participation Date shall be subject to the vesting provisions of Article IV of the Plan (recognizing the modification below).

D.
Investment of Transferred Amounts. Notwithstanding any provision of the Plan to the contrary, an Affected Employee on whose behalf accounts are being maintained under the Farmers Plan as of the Merger Date shall specify, at or prior to the Merger Date, the manner in which his Accounts shall be invested in each Investment Fund under the Plan. The investment election shall specify, in 1% increments, the percentage of each Account to be invested in each Investment Fund.

E.
Pre-Merger Date Service of Affected Employees. The period of employment of an Affected Employee prior to the Merger Date, which shall be recognized as Service hereunder for purposes including, but not limited to, the determination of the vested status of Employer contributions made on and after the Merger Date, shall be equal to the sum of (i) and (ii), as follows:

i.	the whole “Years of Service” credited to the Affected Employee as of the Merger Date under the terms of the Farmers Plan in effect on such date; and

ii.
one month of Service for each month of employment with Farmers Casualty Company Mutual or a Related Employer during the period beginning on the anniversary of the Affected Employee’s “Employment Commencement Date” that next precedes the Merger Date and ending on the Merger Date (the “Service Transition Period”); provided, however, that Service under this paragraph (ii) shall be granted only with respect to Affected Employees who, during the Service Transition Period, have not completed six or more months in such service (and who, therefore, are not entitled to a “Year of Service” under paragraph (i)). Notwithstanding the foregoing, there shall be no duplication of Service hereunder with respect to any single period of employment.

F.	Preservation of Benefits.

i.
Notwithstanding any provision of the Plan to the contrary, the installment form of payment available to Affected Employees under Section 6.02 of the Farmers Plan, in effect on the Merger Date, shall be preserved under the Plan with respect to those Accounts and/or subaccounts that represent amounts accumulated on behalf of Affected Employees under the Farmers Plan, as increased (decreased) by earnings (losses) on such amounts.

ii.
Notwithstanding any provision of the Plan to the contrary, the Normal Retirement Age under Section 5.01 of the Farmers Plan, defined as age fifty-five (55), in effect on the Merger Date, shall be preserved under the Plan with respect to the Affected Employees under this Schedule II.03.

iii.
Notwithstanding any provision of the Plan to the contrary, Affected Employees under this Schedule II.03 who are age 19 but less than age 20 by the Merger Date will meet the age requirement to participate in the Plan.

Section II.04 MERIDIAN INSURANCE GROUP, INC. 401(k) PLAN.

A.
Purpose and Construction. The purpose of this Section II.04 is to evidence special provisions applicable to certain employees of Meridian Insurance Group, Inc. (“Meridian”) affected by the merger of the Meridian Insurance Group, Inc. 401(k) Plan (“Meridian Plan”) into the Plan, effective October 1, 2001. The provisions of this Section II.04 shall apply to the individuals as specified herein. To the extent the provisions of the Plan, as applicable to these individuals, are inconsistent with the provisions of this Section II.04, the provisions of Section II.04 shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

B.	Merger of Accounts.

i.
Effective October 1, 2001, or as soon thereafter as administratively practicable, the Meridian Plan, as amended and in effect on such date shall be merged into the Plan. For purposes of this Schedule II.04, October 1, 2001 shall be considered the “Merger Date.”

ii.
In connection with the merger of the Meridian Plan into the Plan, the Committee, in its discretion, shall determine the appropriate Plan Accounts and/or subaccounts to which amounts accumulated on behalf of Affected Employees under the Meridian Plan shall be credited. All such amounts accumulated by a participant under the Meridian Plan shall be 100% Vested and Nonforfeitable as of the Merger Date.

iii.
Loans granted under the Meridian Plan which are outstanding as of the Merger Date shall be administered in accordance with the loan documents then in effect; provided, however, that to the extent permitted under the Plan, revisions to such documents may be made by agreement of the Committee and the affected Employee.

C.
Participation of Meridian Employees. Employees who are participants in the Meridian Plan as of the date immediately prior to the Merger Date shall become Participants under the Plan effective as of the Merger Date. A Meridian Employee who fails to become a Participant under the preceding sentence shall become a Participant as set forth in Article II of the Plan; provided, however, that if the Employee’s Employment Commencement Date is between September 1, 2001 and October 1, 2001, and such Employee is hired in a classification other than that of a temporary Employee or an Employee hired on a retainer or consultant basis, such Employee shall be eligible to become a Participant effective as of October 1, 2001.

D.
Investment of Merged Accounts. Notwithstanding any provision of the Plan to the contrary, a participant in the Meridian Plan as of the Merger Date shall specify, at or prior to the Merger Date, the manner in which his Accounts shall be invested in each Investment Fund under the Plan. The investment election shall specify, in 1% increments, the percentage of each Account to be invested in each Investment Fund.

E.
Pre-Merger Date Service of Meridian Plan Participants. The period of employment of a Meridian Plan participant prior to the Merger Date, which shall be recognized as Service hereunder for purposes including, but not limited to, the determination of the vested status of Employer contributions made on and after the Merger Date, shall be equal to the sum of (i) and (ii), as follows:

i.	the whole “Years of Service” credited to the Meridian Plan participant as of the Merger Date under the terms of the Meridian Plan in effect on such date; and

ii.
one month of Service for each month of employment with Meridian or a Related Employer during the period beginning on the anniversary of the Meridian Plan participant’s “Employment Commencement Date” that next precedes the Merger Date and ending on the Merger Date (the “Service Transition Period”); provided, however, that Service under this paragraph (ii) shall be granted only with respect to Meridian Plan participants who, during the Service Transition Period, have not completed 1,000 Hours of Service or more in such service (and who, therefore, are not entitled to a “Year of Service” under paragraph (i)). Notwithstanding the foregoing, there shall be no duplication of Service hereunder with respect to any single period of employment.

F.
Vesting of Certain Meridian Plan Participants. Notwithstanding the provisions of Article IV of the Plan, effective as of the Merger Date, the Employer Contribution Account of an individual who, as of September 30, 2001, is both (i) an Employee and (ii) a participant in the Meridian Plan who has completed at least three “Years of Service” under such plan, shall be 100% Vested and Nonforfeitable at all times and all future Regular Matching Contributions made on behalf of such individual shall be 100% Vested and Nonforfeitable when made. Each eligible Employee of Meridian other than those described in the preceding sentence shall become Vested in Regular Matching Contributions made on his behalf on and after the Merger Date in accordance with the provisions of Article IV, reflecting for this purpose, the provisions above.

G.
Optional Forms of Benefit. Notwithstanding any provision of the Plan or the Meridian Plan to the contrary, the installment and annuity forms of payment available under the Meridian Plan shall be discontinued effective on and after October 24, 2001 in accordance with Treasury Regulation Section 1.411(d)-4, Q&A 2(e).

Section II.05 BEACON INSURANCE GROUP 401(K) PROFIT SHARING PLAN.

A.
Purpose and Construction. The purpose of this Section II.05 is to evidence special provisions applicable to certain employees of Beacon National Insurance Company (“Beacon”) affected by the merger of the Beacon Insurance Group 401(k) Profit Sharing Plan (“Beacon Plan”) into the Plan, effective January 1, 2008. The provisions of this Section II.05 shall apply to the individuals as specified herein. To the extent the provisions of the Plan, as applicable to these individuals, are inconsistent with the provisions of this Section II.05, the provisions of Section II.05 shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

B.	Merger of Accounts.

i.
Effective January 1, 2008, or as soon thereafter as administratively practicable, the Beacon Plan, as amended and in effect on such date shall be merged into the Plan. For purposes of this Section II.05, January 1, 2008 shall be considered the “Merger Date.”

ii.
In connection with the merger of the Beacon Plan into the Plan, the Committee, in its discretion, shall determine the appropriate Plan Accounts and/or subaccounts to which amounts accumulated on behalf of participants under the Beacon Plan shall be credited. All such amounts accumulated by a participant under the Beacon Plan shall be 100% Vested and Nonforfeitable as of the Merger Date and shall be subject to the Spousal Consent provisions of Plan, if applicable.

iii.
Loans granted under the Beacon Plan which are outstanding as of the Merger Date shall be administered in accordance with the loan documents then in effect; provided, however, that to the extent permitted under the Plan, revisions to such documents may be made by agreement of the Committee and the affected Employee.

C.
Participation of Beacon Employees. Employees who are participants in the Beacon Plan as of the date immediately prior to the Merger Date shall become Participants under the Plan effective as of the Merger Date. A Beacon Employee who fails to become a Participant under the preceding sentence shall become a Participant as set forth in Article II of the Plan.

D.
Investment of Merged Accounts. Prior to the Merger Date, the Committee, in its discretion, shall select Investment Funds as replacement funds for mapping those investments under the Beacon Plan. The Committee shall communicate its decision to Beacon Plan participants and provide such participants with information for making affirmative elections among the available Investment Funds. A participant in the Beacon Plan as of the Merger Date may specify, at or prior to the Merger Date, the manner in which his Accounts shall be invested in each Investment Fund available under the Plan. The investment election shall specify, in 1% increments, the percentage of each Account to be invested in each Investment Fund.

E.
Pre-Merger Date Service of Beacon Plan Participants. The period of employment of a Beacon Plan participant prior to the Merger Date, which shall be recognized as Service hereunder for purposes including, but not limited to, the determination of the vested status of Employer contributions made on and after the Merger Date, shall be equal to the sum of (i) and (ii), as follows:

i.	the whole “years of service” credited to the Beacon Plan participant as of the Merger Date under the terms of the Beacon Plan in effect on such date; and

ii.
one month of Service for each month of employment with Beacon or a Related Employer during the period beginning on the anniversary of the Beacon Plan participant’s “Employment Commencement Date” that next precedes the Merger Date and ending on the Merger Date (the “Service Transition Period”); provided, however, that Service under this paragraph (ii) shall be granted only with respect to Beacon Plan participants who, during the Service Transition Period, have not completed 1,000 Hours of Service or more in such service (and who, therefore, are not entitled to a “year of service” under paragraph (i)). Notwithstanding the foregoing, there shall be no duplication of Service hereunder with respect to any single period of employment.

F.
Vesting of Certain Beacon Plan Participants. Notwithstanding the provisions of Article IV of the Plan, effective as of the Merger Date, the Employer Contribution Account of an individual who, as of December 31, 2007, is both (i) an Employee and (ii) a participant in the Beacon Plan who has completed at least three “years of service” under such plan, shall be 100% Vested and Nonforfeitable at all times and all future Regular Matching Contributions made on behalf of such individual shall be 100% Vested and Nonforfeitable when made. Each eligible Employee of Beacon other than those described in the preceding sentence shall become vested in Regular Matching Contributions made on his behalf on and after the Merger Date in accordance with the provisions of Article IV, reflecting for this purpose, the provisions of Section II.05 above.

Section II.06 PATRONS EMPLOYEES 401(K) PROFIT SHARING PLAN.

A.
Purpose and Construction. The purpose of this Section II.06 is to evidence provisions applicable to certain employees of The Patrons Group (“Patrons”) affected by the merger of the Patrons Employees 401(k) Profit Sharing Plan (the “Patrons Plan”) with and into the Plan. The provisions of this Section II.06 shall apply to the individuals as specified herein. To the extent the provisions of the Plan, as applicable to these individuals, are inconsistent with the provisions of this Section II.06, the provisions of Section II.06 shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

B.	Merger of Accounts.

i.
Effective January 1, 2009, or as soon as administratively practicable thereafter, the Patrons Plan, as amended and in effect on such date, shall be merged with and into the Plan. For purposes of this Section II.06, such date of plan merger shall be referred to as the “Merger Date”.

ii.
In connection with the merger of the Patrons Plan with and into this Plan, the Committee, in its discretion, shall determine the appropriate Plan Accounts and/or subaccounts to which amounts accumulated on behalf of the affected participants under the Patrons Plan shall be credited. All such amounts accumulated by a Participant under the Patrons Plans shall be 100% vested and nonforfeitable as of the Merger Date.

iii.
Loans granted under the Patrons Plan which are outstanding as of the documents then in effect; provided, however, that to the extent Merger Date shall be administered in accordance with the loan permitted under the Plan, revisions to such documents may be made by agreement of the Committee and the affected Participant.

C.
Participation of Patrons Employees. Employees who are participants in the Patrons Plan as of the date immediately prior to the Merger Date shall become Participants under the Plan effective as of the Merger Date. A Patrons employee who fails to become a Participant under the preceding sentence shall become a Participant as provided in Article II of the Plan.

D.
Investment of Merged Accounts. Prior to the Merger Date, the Committee, in its discretion, shall select Investment Funds as replacement funds for mapping those investments under the Patrons Plan, as applicable. The Committee shall communicate its decisions to Patrons Plan participants and provide such participants with information for making affirmative elections among the available Investment Funds. A participant in the Patrons Plan as of the Merger Date may specify, at or prior to the Merger Date, the manner in which his Accounts shall be invested in each Investment Fund available under the Plan. The investment election shall specify, in 1% increments, the percentage of each Account to be invested in each Investment Fund.

E.
Pre-Merger Date Service of Patrons Plan Participants. The period of employment of a Patrons Plan participant prior to the Merger Date, which shall be recognized as Service hereunder for purposes including, but not limited to, the determination of the vested status of Employer contributions made on and after the Merger Date, shall be equal to the sum of (i) and (ii), as follows:

i.	the whole “years of service” credited to the Patrons Plan participant as of the Merger Date under the terms of the Patrons Plan in effect on such date; and

ii.
one month of Service for each month of employment with Patrons or a Related Employer during the period beginning on the anniversary of the Patrons Plan participant’s “Employment Commencement Date” that next precedes the Merger Date and ending on the Merger Date (the “Service Transition Period”); provided, however, that Service under this paragraph (ii) shall be granted only with respect to Patrons Plan participants who, during the Service Transition Period, have not completed 1,000 Hours of Service or more in such service (and who, therefore, are not entitled to a “year of service” under paragraph (i)). Notwithstanding the forgoing, there shall be no duplication of Service hereunder with respect to any single period of employment.

Section II.07 ROCKHILL HOLDING COMPANY 401(K) PROFIT SHARING PLAN.

A.
Purpose and Construction. The purpose of this Section II.07 is to evidence provisions applicable to certain employees of the Rockhill Holding Company (“Rockhill”) affected by the merger of the Rockhill Holding Company 401(k) Profit Sharing Plan (the “Rockhill Plan”) with and into the Plan. The provisions of this Section II.07 shall apply to the individuals as specified herein. To the extent the provisions of the Plan, as applicable to these individuals, are inconsistent with the provisions of this Section II.07, the provisions of Section II.07 shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

B.	Merger of Accounts.

i.
Effective January 1, 2011, or as soon as administratively practicable thereafter, the Rockhill Plan, as amended and in effect on such date, shall be merged with and into the Plan. For purposes of this Section II.07, such date of plan merger shall be referred to as the “Merger Date”.

ii.
In connection with the merger of the Rockhill Plan with and into this Plan, the Committee, in its discretion, shall determine the appropriate Plan Accounts and/or subaccounts to which amounts accumulated on behalf of the affected participants under the Rockhill Plan shall be credited. All such amounts accumulated by a Participant under the Rockhill Plan shall be 100% vested and nonforfeitable as of the Merger Date.

iii.
Loans granted under the Rockhill Plan which are outstanding as of the Merger Date shall be administered in accordance with the loan documents then in effect; provided, however, that to the extent permitted under the Plan, revisions to such documents may be made by agreement of the Committee and the affected Participant.

C.
Participation of Rockhill Employees. Employees who are participants in the Rockhill Plan as of the date immediately prior to the Merger Date shall become Participants under the Plan effective as of the Merger Date. A Rockhill employee who fails to become a Participant under the preceding sentence shall become a Participant as provided in Article II of the Plan.

D.
Investment of Merged Accounts. Prior to the Merger Date, the Committee, in its discretion, shall select Investment Funds as replacement funds for mapping those investments under the Rockhill Plan, as applicable. The Committee shall communicate its decisions to Rockhill Plan participants and provide such participants with information for making affirmative elections among the available Investment Funds. A participant in the Rockhill Plan as of the Merger Date may specify, at or prior to the Merger Date, the manner in which his Accounts shall be invested in each Investment Fund available under the Plan. The investment election shall specify, in 1% increments, the percentage of each Account to be invested in each Investment Fund.

E.
Pre-Merger Date Service of Rockhill Plan Participants. The period of employment of a Rockhill Plan participant prior to the Merger Date, which shall be recognized as Service hereunder for purposes including, but not limited to, the determination of the vested status of Employer contributions made on and after the Merger Date, shall be equal to the sum of (i) and (ii), as follows:

i.	the whole “years of service” credited to the Rockhill Plan participant as of the Merger Date under the terms of the Rockhill Plan in effect on such date; and

ii.
one month of Service for each month of employment with Rockhill or a Related Employer during the period beginning on the anniversary of the Rockhill Plan participant’s “Employment Commencement Date” that next precedes the Merger Date and ending on the Merger Date (the “Service Transition Period”); provided, however, that Service under this paragraph (ii) shall be granted only with respect to Rockhill Plan participants who, during the Service Transition Period, have not completed 1,000 Hours of Service or more in such service (and who, therefore, are not entitled to a “year of service” under paragraph (i)). Notwithstanding the forgoing, there shall be no duplication of Service hereunder with respect to any single period of employment.

F.
Other Protected Benefits, Rights and Features. Notwithstanding provisions of the Plan to the contrary, the following benefits, rights and features shall apply to participants in the prior Rockhill Plan:

i.	The QACA provisions of Section 3.02.C.of the Plan shall not apply to Rockhill employees hired prior to January 1, 2011.

ii.	Participants in the prior Rockhill Plan shall be eligible for an in- service withdrawal at Normal Retirement Age.

Signature	Title

/s/ Michael E. LaRocco	Chairman, President and Chief Executive Officer (principal executive officer)
Michael E. LaRocco

/s/ Steven E. English	Senior Vice President and Chief Financial Officer (principal financial officer)
Steven E. English

/s/ Matthew R. Pollak	Vice President, Treasurer and Chief Accounting Officer (principal accounting officer)
Matthew R. Pollak

/s/ Robert E. Baker	Director
Robert E. Baker

/s/ Michael J. Fiorile	Director
Michael J. Fiorile

/s/ Kym M. Hubbard	Director
Kym M. Hubbard

/s/ Eileen A. Mallesch	Director
Eileen A. Mallesch

/s/ Thomas E. Markert	Director
Thomas E. Markert

/s/ David R. Meuse	Director
David R. Meuse

/s/ SiSi Pouraghabagher	Director
SiSi Pouraghabagher

/s/ S. Elaine Roberts	Director
S. Elaine Roberts